UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADTRAN Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026

Annual Meeting and

Proxy Statement

Corporate Office	U.S. Mail	Toll-Free: 1 800 9Adtran
901 Explorer Blvd.	P.O. Box 140000	Telephone: 256 963 8000
Huntsville, AL 35806	Huntsville, AL 35814-4000	https://www.adtran.com

March 27, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of ADTRAN Holdings, Inc. to be held on Wednesday, May 13, 2026, at 10:30 a.m., Central Time. We are pleased to announce that this year’s Annual Meeting will be a virtual meeting conducted by live webcast on the Internet. You will be able to attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ADTN2026 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether during the virtual meeting on May 13, 2026, or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying proxy materials and the Notice you received in the mail. If you are unable to participate in the virtual meeting, I urge you to vote as soon as possible.

Sincerely,

THOMAS R. STANTON
Chairman of the Board

Notice of Annual Meeting of Stockholders

Date & Time	Location	Record Date

Wednesday, May 13, 2026 10:30 a.m., Central Time	www.virtualshareholdermeeting.com/ ADTN2026	March 16, 2026

NOTICE HEREBY IS GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of ADTRAN Holdings, Inc. (the “Company”) will be held on Wednesday, May 13, 2026, at 10:30 a.m., Central Time, via live webcast. You can participate in the meeting by visiting www.virtualshareholdermeeting.com/ADTN2026 and entering the 16-digit control number included on your Notice or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m., Central Time, on the day of the meeting. There is no physical location for the Annual Meeting.

The Annual Meeting is being held for the purposes of considering and voting upon:

Items of Business		Board Recommendation	Page Reference
1.	A proposal to elect six directors to serve until the 2027 Annual Meeting of Stockholders;	FOR	10
2.	A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law and to make certain other changes to Section 7.1 thereof;	FOR	83
3.	An advisory proposal with respect to the compensation of the Company’s named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in the attached Proxy Statement; and	FOR	85
4.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.	FOR	86

Stockholders will also consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. See page 90 for additional details.

How to Vote

The Board of Directors recommends that you vote FOR each of the six director nominees; FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation, FOR the approval on an advisory basis of the compensation of the Company’s NEOs; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 16, 2026, are entitled to receive notice of and to vote during the Annual Meeting and any adjournments thereof.

Whether or not you plan to participate in the Annual Meeting, we urge you to review these materials carefully, which are available at https://materials.proxyvote.com/00486H. We also encourage you to vote by (i) following the instructions on the notice that you received from your broker, bank or other nominee if your shares are held beneficially in “street name” or (ii) one of the following means if your shares are registered directly in your name with the Company’s transfer agent:

By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on your Notice to obtain your records and vote by Internet.
By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 12, 2026 in order to be counted for the Annual Meeting unless you are voting shares of common stock held in our 401(k) plan, in which case the deadline is May 10, 2026.

You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com, entering your 16-digit control number, and using the “Questions for Management” feature. You can submit questions during the Annual Meeting by following the instructions on the meeting website. Management will answer pertinent questions in the “Investor Resources” section of our website at https://investors.adtran.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for thirty (30) days after posting.

By order of the Board of Directors,

Dana C. Crim

Senior Vice President, Administration and Corporate Secretary

Huntsville, Alabama

March 27, 2026

Table of Contents

Page
General Information about the Annual Meeting	3

Security Ownership of Certain Beneficial Owners and Management	8

Proposal 1: Election of Directors	10
Our Board of Directors	10
Information Regarding the Nominees for Director	11
Information Regarding Directors Not Standing for Re-Election	17
Voting of Proxies	17

Corporate Governance	18
Governance Highlights	18
Composition of the Board	18
Process for Stockholders to Recommend Director Nominees	18
Board, Committee and Individual Director Evaluation Program	20
Corporate Governance Principles	20
Director Independence	20
Company Leadership Structure	21
Board Structure and Committees	22
Risk Management and Cybersecurity Oversight	26
Corporate Social Responsibility and Sustainability	27
Equity Ownership Requirement for Non-Employee Directors	31
Compensation Committee Interlocks and Insider Participation	31
Communications with the Board of Directors	32

Executive Compensation	33
Compensation Discussion and Analysis	33
Compensation Committee Report	51
Summary Compensation Table	52
Grants of Plan-Based Awards in 2025	54
Outstanding Equity Awards at 2025 Fiscal Year-End	55
Option Exercises and Stock Vested in 2025	57
Equity Compensation Plans	57
Nonqualified Deferred Compensation in 2025	62
Potential Payments Upon Termination or Change of Control	63
Pay Versus Performance	73
Pay Ratio	78
2025 Director Compensation	79

Certain Relationships and Related Person Transactions	80
Policies and Procedures for Review and Approval of Related Person Transactions	80
Related Person Transactions Entered into by the Company	80

Delinquent Section 16(a) Reports	81

Audit Committee Report	82

Proposal 2: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law and to Make Certain Other Changes to Section 7.1 Thereof	83

Proposal 3: Advisory Vote Regarding Compensation of Our Named Executive Officers	85

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	86

Principal Accountant Fees and Services	87
Audit and Non-Audit Fees	87
Policy on Pre-Approval of Audit and Permissible Non-Audit Services	87

i	2026 Proxy Statement

Appendix A: Non-GAAP Financial Measures Reconciliation	A-1

Appendix B: Certificate of Amendment to the Amended and Restated Certificate of Incorporation	B-1

ii	2026 Proxy Statement

Proxy Statement for the Annual

Meeting of Stockholders

To Be Held on Wednesday, May 13, 2026

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of ADTRAN Holdings, Inc. (the “Company”), including any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on Wednesday, May 13, 2026, at 10:30 a.m., Central Time. We are pleased to announce that this year’s Annual Meeting will be a virtual meeting conducted by live webcast on the Internet. You will be able to attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ADTN2026 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive the proxy materials by mail. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m., Central Time, on the day of the meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website. There is no physical location for the Annual Meeting.

You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com, entering your 16-digit control number, and using the “Questions for Management” feature. You can submit questions during the Annual Meeting by following the instructions on the meeting website. Management will answer pertinent questions in the “Investor Resources” section of our website at https://investors.adtran.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for thirty (30) days after posting.

We are providing this Proxy Statement to the stockholders of the Company in connection with the solicitation of proxies by our Board of Directors to be voted during the Annual Meeting and at any adjournments of that meeting.

On or about March 27, 2026, we began sending the Notice to all stockholders entitled to vote in advance of or during the virtual Annual Meeting. We encourage all of our stockholders to vote on the proposals presented, and we hope the information contained in this document will help you decide how you wish to vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 13, 2026:

This Notice, the Proxy Statement and the 2025 Annual Report to Stockholders of ADTRAN Holdings, Inc. are available free of charge to view, print and download at https://materials.proxyvote.com/00486H.

Additionally, you can find a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission (the “SEC”) at

1	2026 Proxy Statement

www.sec.gov, or in the “SEC Filings” section of our website at https://investors.adtran.com. The information on our website is not incorporated by reference into this Proxy Statement or any other report that we file with or furnish to the SEC. You may also obtain a printed copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, free of charge, from us by sending a written request to: ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806. Exhibits will be provided upon written request.

2	2026 Proxy Statement

General Information about the Annual Meeting

Why is the Company soliciting my proxy?

The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders to be held on Wednesday, May 13, 2026 at 10:30 a.m., Central Time, via live webcast and any adjournments of the meeting, which we refer to as the “virtual Annual Meeting” or the “Annual Meeting.” This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote during the Annual Meeting.

How can I participate in the virtual Annual Meeting?

You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADTN2026 and entering the 16-digit control number included on your Notice or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m., Central Time, on the day of the meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website.

You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com, entering your 16-digit control number, and using the “Questions for Management” feature. You can submit questions during the Annual Meeting by following the instructions on the meeting website. Management will answer pertinent questions in the “Investor Resources” section of our website at https://investors.adtran.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for thirty (30) days after posting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2025 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 27, 2026, a Notice was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on May 13, 2026. Stockholders are invited to participate in the virtual Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

3	2026 Proxy Statement

What is included in these materials?

These proxy materials include:

•
our Proxy Statement for the Annual Meeting; and
•
our 2025 Annual Report to Stockholders.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What proposals will be voted on during the Annual Meeting?

You will be voting on the matters listed below (with the Board’s recommendation on each matter):

Items of Business	Board Recommendation	Page Reference

1. Elect six directors to serve until the 2027 Annual Meeting of Stockholders;	FOR	10

2. Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law and to make certain other changes to Section 7.1 thereof;	FOR	83
3. Approve on an advisory basis the compensation of our NEOs; and	FOR	85

4. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	86

What shares owned by me can be voted?

All shares owned by you as of the close of business on March 16, 2026 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stock broker, bank or other nominee. At the close of business on the Record Date, there were 80,698,206 shares of our common stock outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the Company’s stockholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially through a nominee.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Thomas R. Stanton, the Company’s Chief Executive Officer and Chairman of the Board, and Dana C. Crim, the Company's Senior Vice President, Administration, and Corporate Secretary, or to vote prior to or during the virtual Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote by Internet or by telephone, as described below under the heading “How can I vote my shares without participating in the Annual Meeting in real time?”

4	2026 Proxy Statement

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and a notice is being sent to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you are invited to participate in the virtual Annual Meeting. You also have the right to direct your broker on how to vote these shares. The notice that you receive from your broker or nominee should include instructions for you to direct your broker or nominee how to vote your shares. You may also vote prior to or during the Annual Meeting by Internet or by telephone, as described below under “How can I vote my shares without participating in the Annual Meeting in real time?”

How can I vote my shares during the virtual Annual Meeting?

Shares held directly in your name as the stockholder of record or shares held beneficially in “street name” may be voted during the virtual Annual Meeting. If you choose to vote your shares during the virtual Annual Meeting and you are the stockholder of record, you will need the control number included on your Notice or proxy card. If you hold your shares in “street name” and do not have a control number, please contact the bank or broker.

How can I vote my shares without participating in the Annual Meeting in real time?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the virtual Annual Meeting in real time. If you are the stockholder of record, you can vote by proxy by one of the following means:

•
By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on your Notice to obtain your records and vote by Internet.
•
By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.
•
By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 12, 2026 in order to be counted for the Annual Meeting unless you are voting shares of common stock held in our 401(k) plan, in which case the deadline is May 10, 2026.

If you hold your shares beneficially in “street name,” please follow the instructions provided in the notice from your broker, or, if you request printed copies of proxy materials, on the proxy card or voting instruction form. We urge you to review the proxy materials carefully before you vote. These materials are available at https://materials.proxyvote.com/00486H.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote during the virtual Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which new vote must be received by 11:59 p.m., Central Time, on May 12, 2026 (or, in the event that you are voting shares of common stock held in our 401(k) plan, 11:59 p.m., Central Time, on May 10, 2026). You may also enter a new vote by participating in and voting during the virtual Annual Meeting. Your participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

5	2026 Proxy Statement

What is the voting requirement to approve each of the proposals?

Proposals	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed (1)	Unmarked Signed Proxy Cards

1. Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee. (2)	No effect	No	Voted “For” All Director Nominees

2. Amendment to the Amended and Restated Certificate of Incorporation to limit the liability of certain officers and to make certain other changes to Section 7.1 thereof	Majority of the outstanding shares entitled to vote	Counted as "Against"	No	Voted "For"
3. Non-binding advisory vote to approve the compensation of our NEOs	Majority of shares represented and entitled to vote	Counted as “Against”	No	Voted “For”

4. Ratification of appointment of independent registered public accounting firm	Majority of shares represented and entitled to vote	Counted as “Against”	Yes	Voted “For”

(1)
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Because broker non-votes are not voted affirmatively or negatively, they will not be considered in determining the number of votes necessary for approval and; therefore, will have no effect on the outcome of Proposal 1. Broker non-votes will have the same effect as a vote “against” Proposal 2. Because brokers are not entitled to vote on Proposal 3, in the absence of instructions, broker non-votes will have no effect on the outcome of this proposal. Brokers will have discretion to vote on Proposal 4, the ratification of the appointment of the independent registered public accounting firm.
(2)
Pursuant to the Company’s Director Resignation Policy, an uncontested director is required to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that such director fails to receive a sufficient number of votes for election or re-election. The Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Nominating and Corporate Governance Committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you request and receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are

6	2026 Proxy Statement

unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented during the Annual Meeting?

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote during the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Thomas R. Stanton, the Company’s Chief Executive Officer and Chairman of the Board, and Dana C. Crim, the Company’s Senior Vice President, Administration, and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote during the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees for director is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to vote or act at the meeting. The shares may be present by participating in the Annual Meeting or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the Annual Meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the Annual Meeting in accordance with the Company’s Second Amended and Restated Bylaws (the “Bylaws”), the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We have hired Georgeson LLC and ADEUS Aktienregister-Service-GmbH to assist in the solicitation of proxies from stockholders at fees of approximately $9,000 (plus reasonable out-of-pocket expenses) and €23,970 (plus additional per unit fees), respectively. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

7	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2026, by (1) each of our directors, (2) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (3) all of our current directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

Name and Relationship to Company	Number of Shares of Common Stock (1)	Percent of Class (2)

Thomas R. Stanton	955,831	1.18%
Chairman of the Board, Chief Executive Officer and Director

Timothy Santo	6,150
Senior Vice President of Finance, Chief Financial Officer and Treasurer		*

Ulrich Dopfer	16,468
Former Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer		*

James D. Wilson, Jr.	130,238
Chief Revenue Officer		*

Christoph Glingener	174,799
Chief Technology Officer		*

H. Fenwick Huss	93,791	*
Lead Director

Gregory J. McCray	59,084	*
Director

Balan Nair	111,564	*
Director

Jacqueline H. Rice	62,281	*
Director

Nikos Theodosopoulos	52,154	*
Director

Kathryn A. Walker	84,854	*
Director

All current directors and executive officers as a group (10 persons)	1,730,746	2.16%

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Beneficial ownership as reported in the table has been determined in accordance with applicable SEC regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of March 16, 2026 as follows: Mr. Wilson – 16,878 shares; Dr. Glingener – 148,392 shares; and all current directors and executive officers as a group – 162,270 shares. The shares included in the table above do not include shares of our common stock that may be issued upon distribution of stock awards that were deferred pursuant to the Company’s nonqualified deferred compensation plans (collectively, the “Deferred Compensation Plan”), which the individual becomes entitled to upon separation of service from the Company, but which shares are actually payable, at the earliest, on the first day of the month following the six month anniversary of the participant’s separation from service, as follows: Mr. Stanton – 225,775 shares; Mr. Wilson – 17,800 shares; and all current directors and executive officers as a group – 243,575 shares.

8	2026 Proxy Statement

Additionally, pursuant to the terms of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan, the unvested shares of restricted stock awarded to our directors do not entitle the holder to exercise any voting or other stockholder rights with respect to such shares. Accordingly, the shares included in the table above do not include 13,809 shares of unvested time-based restricted stock awarded to each of Dr. Huss, Messrs. McCray, Nair, and Theodosopoulos, and Mses. Rice and Walker, which do not vest within 60 days of March 16, 2026. Pursuant to SEC regulations, all shares not currently outstanding that are subject to options exercisable within 60 days or to which an officer or director may become entitled upon vesting of RSUs within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

The shares shown also include: as to Mr. Stanton, 300,891 RSUs that could vest within 60 days of March 16, 2026 upon a termination by the executive for good reason; as to Mr. Wilson, 4,247 shares held by the Company’s 401(k) plan; as to Ms. Rice, 62,281 shares held in a trust; and as to all current directors and executive officers as a group, 80,934 shares held in a Company 401(k) plan account or by a trust for which an executive officer or director is a beneficiary or trustee.

(2)
Percentage of ownership is based on 80,698,206 shares of Company common stock outstanding as of March 16, 2026.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of Adtran, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)

The Vanguard Group (2)	8,116,157	10.1%
100 Vanguard Blvd Malvern, PA 19355

BlackRock, Inc. (3)	6,603,046	8.2%
50 Hudson Yards New York, NY 10001

EGORA Ventures AG (f/k/a EGORA Holding GmbH) (4)	5,357,343	6.6%
Clark Hill PLC 555 South Flower Street, 24th Floor Los Angeles, CA 90071

(1)
Percentage of ownership is based on 80,698,206 shares of Company common stock outstanding as of March 16, 2026.
(2)
The amount shown and the following information are derived from an amended Schedule 13G filed by The Vanguard Group on July 7, 2025, reporting beneficial ownership as of June 30, 2025. According to the Schedule 13G, the Vanguard Group, a registered investment adviser, has shared voting power over 138,591 shares, sole dispositive power over 7,954,909 shares, and shared dispositive power over 211,248 shares.
(3)
The amount shown and the following information are derived from an amended Schedule 13G filed by BlackRock, Inc. on July 8, 2024, reporting beneficial ownership as of June 30, 2024. According to the Schedule 13G, BlackRock, Inc. has sole voting power and sole dispositive power as to all of the shares. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares; however, no one person’s beneficial interest in the shares is more than 5% of the total shares.
(4)
The amount shown and the following information are derived from a Schedule 13G filed by EGORA Ventures AG (f/k/a EGORA Holding GmbH) (“EGORA”), reporting beneficial ownership as of February 14, 2025. According to the Schedule 13G, EGORA has sole voting power and sole dispositive power as to all of the shares.

9	2026 Proxy Statement

Proposal 1

Election of Directors

Our Board of Directors

Our Bylaws provide that the exact number of directors will be fixed from time to time by our Board pursuant to a resolution adopted by a majority of the whole Board. Our Board of Directors currently consists of seven members. Balan Nair, a current director, was not nominated by our Board of Directors for re-election. The decision not to nominate Mr. Nair for re-election was not due to a disagreement with our management or Board, and we extend our gratitude and appreciation to Mr. Nair for his contributions to the Company.

The Board has nominated Thomas R. Stanton, H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, Nikos Theodosopoulos and Kathryn A. Walker for election as directors at the 2026 Annual Meeting. Each of these individuals currently serves as a director. Following the Annual Meeting, if each nominee is elected, our Board will consist of six members.

If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. There are no family relationships among the directors, director nominees or the executive officers. Pursuant to the Company’s Director Resignation Policy, each of the director nominees is deemed to have agreed to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that such director fails to receive a sufficient number of votes for re-election (a “majority against vote”). If any director nominee receives a majority against vote at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the resignation tendered by such individual. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision and, if applicable, the Board’s reasoning for rejecting the tendered resignation.

Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors so that our Board has an effective mix of technical, financial, operating and management experience. Our Board has adopted corporate governance principles to guide the Company and the Board on various governance matters, and these principles task the Nominating and Corporate Governance Committee of the Board with establishing criteria for the selection of potential directors, taking into account the following desired attributes (solely related to the six director nominees): leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and a diversity of viewpoints.

We believe that our Board should be comprised predominantly of independent directors from diverse backgrounds external to the Company, but should nevertheless include the insight and judgment of our senior management. Our Board has no specific requirements regarding diversity.

In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 11 to 17 of this Proxy Statement. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.

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Information Regarding the Nominees for Director

Set forth below is certain information as of the date of this Proxy Statement regarding the six nominees for director, including their ages, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee and other director is set forth in the Security Ownership of Certain Beneficial Owners and Management table on page 8.

Thomas R. Stanton
Age: 61 Director Since: 2005 Board Committees: None

Background Information

Thomas Stanton was named our Chief Executive Officer in September 2005 and named Chairman of the Board in 2007. He has also served as Chief Executive Officer and Chairman of the Board of ADTRAN International, Inc., a subsidiary of the Company formerly known as ADTRAN Asia-Pacific, Inc., since September 2005. Furthermore, he is the Chief Executive Officer of Adtran Networks SE, the Company's majority-owned subsidiary and formerly ADVA Optical Networking SE (“Adtran Networks”), and a member of its management board. Mr. Stanton joined Adtran in 1995 as Vice President of Marketing for the Carrier Networks (“CN”) Division. Since that time, he has held a number of senior management positions within the Company, including Senior Vice President and General Manager of the CN Division. Prior to joining Adtran, he served as Vice President of Marketing and Engineering at Transcrypt International and held several senior management positions with E. F. Johnson Company. Mr. Stanton has served on the board of directors of a number of technology companies and is a past chairman of the board for both the Federal Reserve Bank of Atlanta’s Birmingham Branch and the Telecommunications Industry Association. He also served on the board of Cadence Bank (NYSE: CADE), formerly BancorpSouth Bank, from October 2015 through February 2026, where he served on the Compensation Committee and as the Chair of the Risk Committee. In addition, Mr. Stanton previously served as a director of the Huntsville Chamber of Commerce, the Telecommunications Industry Association, and the Economic Development Partnership of Alabama. Mr. Stanton holds a Bachelor of Science degree in Computer Engineering from Auburn University.

Qualifications

Mr. Stanton has been selected as a nominee for director because he is our Chief Executive Officer and has extensive knowledge of all facets of our Company and extensive experience in all aspects of our industry.

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H. Fenwick Huss
Age: 76 Director Since: 2002 Board Committees: • Audit (Chair) • Compensation • Sustainability • Nominating and Corporate Governance

Background Information

Fenwick Huss retired from Baruch College, a senior college of The City University of New York, in December 2022, where he served as the Willem Kooyker Dean of the Zicklin School of Business from July 2014. He also served as a tenured Professor in Baruch’s Stan Ross Department of Accountancy. He previously served as Dean of the J. Mack Robinson College of Business at Georgia State University from 2004 to 2014. Prior to his appointment as Dean, Dr. Huss was Associate Dean from 1998 to 2004 and Director of the School of Accountancy at Georgia State from 1996 to 1998, and on the faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989 and is a visiting professor at the Université Paris 1 Pantheon-Sorbonne.

Qualifications

Dr. Huss has been selected as a nominee for director because he brings the point of view of academia and, in particular, the information and new concepts that develop in the business school environment. Dr. Huss also has extensive experience and knowledge of financial accounting and corporate finance and management experience in the academic environment.

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Gregory McCray
Age: 63 Director Since: 2017 Board Committees: • Audit • Compensation • Nominating and Corporate Governance

Background Information

Gregory McCray is an experienced executive with more than 30 years of business, marketing, sales, engineering, operations, mergers and acquisitions, management and international experience in the communications technology industry. Since August 2024, Mr. McCray has served as the CEO of PBE Axell, a global company that provides communications systems, monitoring/tracking products, and proximity avoidance systems for industrial, commercial, and public safety markets. Prior to that, Mr. McCray held numerous management and executive roles, including: Chairman and CEO of FDH Infrastructure Services, an engineering, technology, and science company that develops products and software to monitor and inspect infrastructure assets (May 2018 to May 2024); CEO of Google Fiber, a provider of fiber broadband internet service (2017); CEO of Aero Communications Inc., which provides installation, services and support to the communications industry (2013 to 2016); CEO of Antenova, a developer of antennas and radio frequency modules for mobile devices (2003 to 2012); Chairman and CEO of PipingHot Networks, which brought broadband fixed wireless access equipment to market (2001 to 2002); and Senior Vice President of customer operations at Lucent Technologies, where he managed the Customer Technical Operations Group for Europe, the Middle East and Africa (1996 to 2000). Mr. McCray has also served on the board of directors of Belden Inc (NYSE: BDC), where he serves on the Finance Committee and the Nominating and Corporate Governance Committee, since February 2022; DigitalBridge Group, Inc. (NYSE: DBRG), where he serves as a member of the Nominating and Corporate Governance Committee and Chairman of the Compensation Committee, since January 2021; and FreeWave Technologies (a private Industrial IoT company) since 2019. Previously, Mr. McCray served as a director of CenturyLink, Inc. (NYSE: CTL), the third largest network operator in America, from January 2005 to February 2017, where he served as chairman of the Cyber Security & Risk Committee from 2015 to 2017. Mr. McCray holds a Bachelor of Science degree in Computer Engineering from Iowa State University and a Master of Science degree in Industrial & Systems Engineering from Purdue University. He has also completed executive business programs at Harvard, INSEAD, and the University of Illinois. He was inducted into the Iowa State University Engineering Hall of Fame in 2022.

Qualifications

Mr. McCray has been selected as a nominee for director because of his extensive experience as an executive and senior manager in the telecommunications and technology industries during the course of his career, as well as his experience as a director of publicly held companies.

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Jacqueline H. (Jackie) Rice
Age: 54 Director Since: 2016 Board Committees: • Audit • Nominating and Corporate Governance (Chair)

Background Information

Jackie Rice has served as Chief Legal Officer and Corporate Secretary of MillerKnoll, Inc. (NASDAQ: MLKN), a design and manufacturing company that researches, designs and manufactures interior furnishings for use in various environments, including residential, office, healthcare and educational settings, since May 2025. Previously, she served as General Counsel and Corporate Secretary of MillerKnoll, Inc. from February 2019 to May 2025. Prior to joining MillerKnoll, Inc., Ms. Rice served as Principal of RH Associates, a global consulting firm providing legal, risk and compliance advisory services for clients across all industries and geographies, from January 2018 to January 2019. From 2014 to 2017, Ms. Rice served as Target Corporation’s (NYSE: TGT) Executive Vice President and Chief Risk and Compliance Officer with responsibility for enterprise and vendor risk, corporate security and corporate compliance and ethics. Prior to joining Target, she served as Chief Compliance Officer and legal counsel of General Motors (NYSE: GM) from 2013 to 2014 and Executive Director, Global Ethics and Compliance of General Motors from 2010 to 2013. Ms. Rice served on the board of directors of the Michigan West Coast Chamber of Commerce for a four-year term from 2021 until 2024. Ms. Rice graduated from the University of Detroit Mercy School of Law, where she was editor-in-chief of the Law Review, and she obtained her undergraduate degree from James Madison College at Michigan State University.

Qualifications

Ms. Rice has been selected as a nominee for director because of her legal background and her experience with governance, compliance, ethics and risk management for large, publicly held corporations.

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Nikos Theodosopoulos
Age: 63 Director Since: 2022 Board Committees: • Audit • Compensation (Chair) • Sustainability

Background Information

Nikos Theodosopoulos served as chairman of the supervisory board of Adtran Networks from January 2015 until August 2022. He has served on the board of directors of Hercules Capital, Inc., a specialty finance company in the technology, life sciences and sustainable and renewable technology industries, since 2023. Mr. Theodosopoulos also previously served on the boards of Arista Networks (NYSE: ANET), a computer networking company, from March 2014 to June 2023 and Harmonic Inc. (NASDAQ: HLIT), a global provider of broadband access solutions and video delivery software, products, system solutions and services, from March 2015 to August 2022. Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor and consultant in the technology and financial services industries through his advisory firm, NT Advisors LLC. From 1994 through 2012, he was an equity research analyst, primarily at UBS Group AG, an investment bank and financial services company, covering the technology sector, where he eventually served as Managing Director, Global Technology Strategist and Technology Sector Head of U.S. Equity Research. Prior to his career in investment banking, he spent 10 years at AT&T Network Systems and Bell Laboratories. He holds a Master of Business Administration from New York University, a Master of Science from Stanford University, and a Bachelor of Science from Columbia University.

Qualifications

Mr. Theodosopoulos has been a member of our Board since the closing of the Business Combination (as defined below) in July 2022. The skills that Mr. Theodosopoulos brings to the Board are instrumental to our achievement of synergies and global strategy going forward. Additionally, Mr. Theodosopoulos has been selected as a nominee for director because of his experience in the technology industry and his vast public board experience, including Chairman, Audit Committee Chair, and Compensation Committee Chair roles.

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Kathryn A. Walker
Age: 66 Director Since: 2014 Board Committees: • Nominating and Corporate Governance • Sustainability (Chair)

Background Information

Kathryn Walker has more than 30 years of experience in the communications industry. Since 2009, she has served as a managing director for OpenAir Equity Partners, a venture capital firm focusing on the wireless, communications and mobile internet sectors. Ms. Walker also served as the Chief Technology Officer of Main Street Data, an agriculture data science company founded by OpenAir Equity Partners, from 2020 to 2024. Prior to joining OpenAir Equity Partners, Ms. Walker worked in a variety of roles at various subsidiaries of Sprint Corporation from 1985 to 2009, culminating in the position of Chief Information and Chief Network Officer at Sprint Nextel Corporation. She currently serves on the Board of Governors and Council of Trustees of South Dakota State University Foundation, on the Board of Trustees of Missouri S&T, and as the Chair of the Kummer Missouri S&T Foundation. Ms. Walker is a National Association of Corporate Directors (“NACD”) Board Leadership member. Ms. Walker also was elected to the NACD Directorship 100 in 2021 in recognition of her corporate governance expertise.

Qualifications

Ms. Walker has been selected as a nominee for director because she has extensive experience with the technologies that influence our industry and our markets. She also possesses governance expertise and management experience, particularly managing technical personnel.

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Information Regarding Directors Not Standing for Re-Election

Set forth below is certain information as of the date of this Proxy Statement regarding Mr. Nair, who will not be standing for re-election at the Annual Meeting.

Balan Nair
Age: 59 Director Since: 2007

Background Information

Balan Nair has served as President and Chief Executive Officer of Liberty Latin America Ltd. (NASDAQ: LILA) since 2018. Liberty Latin America is an integrated telecommunications company, focused on the Caribbean Islands and Latin America. Mr. Nair is an experienced and proven business executive with more than 20 years in the telecommunications industry. He has been a part of the Liberty family of companies since 2007, when he joined Liberty Global plc (NASDAQ: LBTYA) as its Senior Vice President and Chief Technology Officer. He most recently served as Executive Vice President and Chief Technology and Innovation Officer from 2007 to 2017. In this role, he was responsible for overseeing Liberty Global’s worldwide network, as well as Technology and Innovation operations, including Product Development, IT, Network Operations, Mobile Operations and Global Supply Chain functions. He was also responsible for Corporate Strategy and Venture Investments. Mr. Nair was an executive officer of Liberty Global and sat on Liberty Global’s Executive Leadership Team and the Investment Committee. Before joining Liberty Global, Mr. Nair served as Chief Technology Officer and Executive Vice President of AOL LLC, a global web services company. Prior to his role at AOL LLC, he spent more than 12 years at Qwest Communications International Inc., most recently as Chief Information Officer and Chief Technology Officer. Mr. Nair has a long history of working in the telephone, web world, and cable and media industries. He has served on the board of directors of Charter Communications, Inc. (NASDAQ: CHTR), a leading cable operator in the United States, since 2013, and on the board of Liberty Latin America since December 2017. He graduated from Iowa State University with a Bachelor of Science degree in Electrical Engineering and a Master of Business Administration degree. Mr. Nair holds a patent in systems development and is a Licensed Professional Engineer in Colorado.

Voting of Proxies

Unless otherwise instructed, the proxy holders will vote proxies held by them “For” the election of Thomas R. Stanton, H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, Nikos Theodosopoulos and Kathryn A. Walker as directors for a one-year term expiring at the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each of the nominees has consented to serve his or her term as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxies for the election of the substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

The Board of Directors unanimously recommends that the stockholders vote “For”

the election of the six nominees named above.

17	2026 Proxy Statement

Corporate Governance

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. The “Corporate Governance” section of this Proxy Statement describes our governance framework, which includes the following features:

•
Majority voting in uncontested director elections
•
No classified Board
•
5 of 6 independent directors (following the Annual Meeting)
•
Independent Lead Director of the Board
•
Directors required to submit resignations if they do not receive sufficient votes for re-election
•
Annual Board and committee evaluations, as well as director self-evaluations, with focus on tangible improvements
•
No poison pill
•
All directors attended 75% or more of Board and applicable committee meetings in 2025

•
Mature environmental management system that is ISO 14001 certified, as part of comprehensive sustainability program
•
Stock ownership guidelines and equity retention requirements for non-employee directors
•
Regular executive sessions of independent directors
•
No supermajority standards — stockholders may amend our Bylaws and charter and approve mergers and business combinations by simple majority vote
•
Risk oversight by full Board and designated committees
•
Limitation on directorships of other publicly-traded companies

Composition of the Board

Our Board seeks to ensure that the Board, as a whole, is strong in its collective knowledge of, and has a diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third‑party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

Process for Stockholders to Recommend Director Nominees

As provided in its charter, the Nominating and Corporate Governance Committee will consider potential director candidates submitted by stockholders. To recommend a nominee, a stockholder should write to the Nominating and Corporate Governance Committee at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery). Any recommendation must include:

•
the name and address of the nominee;

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•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•
a brief biographical description, including his or her occupation for at least the last ten years, and a statement of the qualifications of the nominee, considering the criteria set forth above; and
•
the nominee’s signed consent to be named in any proxy statement if nominated and to serve as a director if elected.

The Corporate Secretary will promptly forward these materials to the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact a recommended candidate to request additional information about the candidate’s independence, qualifications and other information that would assist the Committee in evaluating the candidate. The Charter of the Nominating and Corporate Governance Committee and the Company’s Corporate Governance Principles set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the recommending party.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 3.4 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate a candidate for election as a director of the Company. Furthermore, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the informational and timing requirements of Rule 14a-19 under the Exchange Act to comply with the SEC’s universal proxy rules, in addition to satisfying the requirements under our Bylaws. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare that the defective nomination will be disregarded. A copy of our Bylaws is available in the “Governance” section of our website at https://investors.adtran.com. Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806.

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Board, Committee and Individual Director Evaluation Program

Pursuant to the Corporate Governance Principles, the Board and each of its committees conduct an annual evaluation of its performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Principles or the committee’s charter, as applicable. The evaluations include self-evaluations pursuant to which the directors are asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement. The Nominating and Corporate Governance Committee formalized the following self-evaluation program, with the goal of placing additional emphasis on improvements to processes and effectiveness:

Board and Committee members complete self-evaluations: These questionnaires are completed individually in order to encourage honest feedback from the directors.

Group discussions: The Board or committee, as applicable, engages in a discussion of the completed questionnaires in order to assess performance in areas such as meeting efficiency, membership and structure, culture and operational effectiveness, and execution of roles and responsibilities.

Focus on outcomes: The Nominating and Corporate Governance Committee discusses the outcomes of the Board and committee evaluations, determines appropriate follow-up action items and assigns responsibility for such actions.

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles that set forth the Company’s fundamental corporate governance principles and provide a flexible framework for the governance of the Company. The Corporate Governance Principles address, among other things, Board duties and responsibilities, management development and succession planning, Board membership and independence, Board meetings and Board committees, access to senior management and experts, director orientation and continuing education, and annual performance evaluations. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Principles and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate. A copy of our Corporate Governance Principles is available in the “Governance” section of our website at https://investors.adtran.com.

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because our Board currently has seven members and will have six members following the Annual Meeting, Nasdaq requires that four or more of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines that (i) no relationship exists that would preclude a finding of independence under Nasdaq’s listing standards and (ii) the director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would

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interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of Nasdaq and the SEC. Additionally, the charter of the Sustainability Committee requires that its members also be independent under Nasdaq’s listing standards.

The Board has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. Following this review, the Board determined that six of the seven current directors (Dr. Huss, Mr. McCray, Mr. Nair, Ms. Rice, Mr. Theodosopoulos and Ms. Walker) are independent and that, following the Annual Meeting, five of the six directors (Dr. Huss, Mr. McCray, Ms. Rice, Mr. Theodosopoulos and Ms. Walker) will be independent. Additionally, the Board determined that each current member of the Audit, Compensation, Nominating and Corporate Governance, and Sustainability Committees, as well as each director who served on any of the committees during 2025, also satisfies the independence tests referenced above. In determining the independence of Mr. Nair, who serves as President and Chief Executive Officer of Liberty Latin America Ltd., the Board considered that we have maintained customer relationships with several Liberty Latin America affiliates for some time. Our sales to the Liberty Latin America affiliates are in the ordinary course of business and relate to arms’ length purchase orders submitted by Liberty Latin America affiliates. The amounts received by us from Liberty Latin America affiliates in each of the past three years were less than 1.0% of our consolidated gross revenues in each such year and less than 0.1% of Liberty Latin America’s operating costs and expenses. Liberty Latin America is not considered one of our significant customers. Accordingly, it was determined that Mr. Nair does not have a direct or indirect material interest in the Company’s relationship with Liberty Latin America. The Board also considered that Mr. Nair serves on the board of directors of Charter Communications, Inc. (“Charter”), and the Company has maintained a customer relationship with Charter for some time. Since Mr. Nair is not a partner, controlling shareholder, executive officer or employee of Charter and merely serves on its board of directors, it was determined that Mr. Nair does not have a direct or indirect material interest in the Company’s relationship with Charter.

Company Leadership Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy as to whether the role of Chair of the Board and Chief Executive Officer should be separate or whether the Chair should be a management or a non‑management director. The Corporate Governance Principles provide that whether to have the same person occupy the offices of Chair and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant circumstances. If the Chair is also the Chief Executive Officer, or if the Board otherwise determines that it is appropriate, the Board will also elect an independent lead director (as described below). Thomas R. Stanton has held the roles of Chairman and the Company’s Chief Executive Officer since 2007, and the Board believes that this leadership structure promotes strategy development and execution and facilitates information flow between management and the Board.

The Board has determined that it is in the best interests of the Company and its stockholders to elect an independent director to serve in a lead capacity (the “Lead Director”) to perform the duties and responsibilities set forth in the Corporate Governance Principles and as determined by the Board. The Board elected H. Fenwick Huss as the Lead Director in May 2015. Dr. Huss presides over the regular executive sessions of the independent directors, serves as a liaison between the independent directors and the Chairman, and presides over the Board’s annual evaluation of the Chief Executive Officer, among other duties. We believe this structure facilitates the development of a productive

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relationship between the independent directors and the Chairman and ensures effective communication between the Board and management.

Board Structure and Committees

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Sustainability Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board. Only members of the Board can be members of a committee, and each committee is required to report its actions to the full Board.

Each committee operates under a written charter adopted by the Board, which charters are available in the “Governance” section of our website at https://investors.adtran.com. The Nominating and Corporate Governance Committee is responsible for evaluating the membership of the committees and making recommendations to the Board regarding the same, which it does annually following a review of the Board’s current competencies. This periodic review of each director’s specific skills and experience allows the Nominating and Corporate Governance Committee to ensure that the committees are organized for optimal effectiveness.

The Board met 15 times in 2025. None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings held in 2025 of the Board while he or she was a director and (b) the total number of meetings held in 2025 of all committees of the Board on which he or she served. Absent extenuating circumstances, directors are expected to participate in annual meetings of the Company’s stockholders, and all our directors serving at that time attended the 2025 Annual Meeting of Stockholders.

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The following tables set forth the current membership and the roles and responsibilities of each committee of the Board, as well as the number of meetings that each committee held during 2025:

Audit Committee
Current Members	Roles and Responsibilities:
H. Fenwick Huss (Chair) Gregory J. McCray Jacqueline H. Rice Nikos Theodosopoulos Number of Meetings in 2025: 8
•
Review financial reports and other financial information provided by us to the public or the SEC
•
Review the qualifications, performance, and independence of our independent registered public accounting firm
•
Discuss the financial statements and other financial information with management and the independent auditors and review the integrity of the Company’s internal and external financial reporting process
•
Review with management various reports regarding the Company’s system of internal controls and consult with the independent auditors regarding internal controls and the accuracy of the Company’s financial statements
•
Assist the Board in fulfilling its oversight responsibilities with respect to the Company’s compliance with legal and regulatory requirements and review the Company’s risk assessment and risk management policies
•
Annually review and monitor compliance with the Company’s Code of Business Conduct and Ethics and review and approve all requests for waivers
•
Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters
•
Review the activities, organizational structure, and qualifications of the internal audit department
•
Review, oversee and approve all related party transactions (as required to be disclosed pursuant to Item 404 of SEC Regulation S-K)

Independence and Financial Expertise:

All members of the Audit Committee qualify as independent under applicable Nasdaq listing standards and satisfy the heightened independence standards under SEC rules. Furthermore, in accordance with SEC rules, the Board has determined that each of Dr. Huss and Mr. Theodosopoulos qualifies as an “audit committee financial expert” as defined by the applicable SEC rules. Please see the biographies of Dr. Huss and Mr. Theodosopoulos under “Proposal 1: Election of Directors – Information Regarding the Nominees for Director” for their relevant experience regarding their qualifications as “audit committee financial experts.”

23	2026 Proxy Statement

Compensation Committee
Current Members	Roles and Responsibilities:
Nikos Theodosopoulos (Chair) H. Fenwick Huss Gregory J. McCray Number of Meetings in 2025: 4
•
Administer, review and make recommendations to the Board regarding the Company’s incentive compensation and equity-based compensation plans
•
Review the Company’s incentive compensation arrangements to consider whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk
•
Review and approve the compensation of the Chief Executive Officer and all executive officers, including the annual performance goals and objectives relevant to their compensation, and oversee succession planning for executive positions
•
Review and make recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change of control, for the Chief Executive Officer and other executive officers
•
Review, evaluate, and make recommendations to the Board with respect to adopting, amending, or terminating any clawback policy allowing the Company to recoup compensation paid to employees and oversee the administration of any such policies
•
Review all director compensation and benefits for service on the Board and Board committees and recommend any changes to the Board as necessary
•
Exercise general oversight of the Company’s benefit plans

Independence:

All members of the Compensation Committee (as it is comprised both prior to and following the Annual Meeting) qualify as independent under applicable Nasdaq listing standards and satisfy the heightened independence standards under SEC rules.

24	2026 Proxy Statement

Nominating And Corporate Governance Committee
Current Members	Roles and Responsibilities:
Jacqueline H. Rice (Chair) H. Fenwick Huss Gregory J. McCray Kathryn A. Walker Number of Meetings in 2025: 3
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Establish criteria for selecting new Board members and for the basic structure and membership of the Board
•
Consider director nominees submitted by stockholders in accordance with procedures adopted by the Committee and as described in the Company's proxy statement
•
Make recommendations to the Board regarding director nominees for the next annual meeting of stockholders
•
Select directors to serve on various committees of the Board and a chairperson of each committee
•
Review the Corporate Governance Principles at least once a year and recommend any changes to the Board and review the Company’s organizational documents at least once every two years
•
Monitor and evaluate the independence of directors and make recommendations to the Board regarding the same
•
Oversee the annual performance self-evaluations of the Board and Board committees
•
Coordinate with other committees of the Board, including the Sustainability Committee, regarding matters such as ethics, employee engagement, and shareholder rights
•
Oversee the Company’s corporate governance practices and procedures
•
Consult with management and the Board on matters of corporate culture and values

Independence:
All members of the Nominating and Corporate Governance Committee qualify as independent under applicable Nasdaq listing standards.

Sustainability Committee
Current Members	Roles and Responsibilities:
Kathryn A. Walker (Chair) H. Fenwick Huss Nikos Theodosopoulos Number of Meetings in 2025: 5
•
Work with management and the Board to develop the Company’s overall general strategy with respect to sustainability matters
•
Review the Company’s policies, practices and performance, as well as procedures used to prepare regulatory disclosures, relating to sustainability matters, including the annual sustainability report(s)
•
Report to the Board on current and emerging topics relating to sustainability matters that might affect the Company’s business, operations, performance or public image, or are otherwise pertinent to the Company and its stakeholders
•
Advise the Board on stockholder proposals and other significant stakeholder concerns relating to sustainability matters
•
Coordinate with other Board committees on sustainability matters

Independence:
All members of the Sustainability Committee qualify as independent under applicable Nasdaq listing standards.

25	2026 Proxy Statement

Risk Management and Cybersecurity Oversight

Enterprise Risk Management

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for overseeing management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee is responsible for coordinating the Board’s oversight of the Company’s risk management program, including the process by which management assesses, prioritizes, and manages the Company’s material risks. The Audit Committee also oversees the major financial, data security and enterprise risks facing the Company. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization. The Sustainability Committee discusses with management and the Board the Company’s material sustainability-related risks and the Company’s implementation of appropriate strategies to manage such risks. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee.

Cybersecurity Oversight

Cybersecurity is a critical part of the Company’s risk management. To more effectively address cybersecurity threats, the Company leverages a multi-layered approach, led by a Chief Information Officer (“CIO”) whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture, and processes. The CIO ensures compliance with ISO 27001, oversees annual external audits, and leads the monthly Information Technology Cybersecurity meetings and the Data Privacy Committee. Additionally, our Chief Technology Officer plays a key role in product security oversight. Both the Board and the Audit Committee each receive regular updates from senior management, including the CIO, and cybersecurity experts, in areas such as threat intelligence, major cyber risk areas, emerging global policies and regulations, cybersecurity technologies and best practices, and cybersecurity incidents. Highlights of the Company’s recent cybersecurity efforts and achievements are as follows:

•
No material security breaches in the past 5 years
•
Internal cybersecurity policies in the areas of Internet / Cloud Protection, Boundary Protection, Intranet Protection, Artificial Intelligence, and Information Protection
•
Commitment to excellence in cybersecurity reflected in our adherence to the ISO 27001 standard, a globally recognized benchmark for information security management
•
Business Continuity Plan composed of primary Disaster Recovery Plan
•
Elevated our BitSight Security Rating from 490 in January 2019 to the mid-700s since 2020, with the latest score reaching 740 in January 2026, demonstrating our continued commitment to strengthening our cybersecurity posture
•
Ongoing security awareness training for our global workforce, ransomware and phishing simulations

For additional information regarding our cybersecurity program, please see Item 1C. Cybersecurity in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025.

26	2026 Proxy Statement

Corporate Social Responsibility and Sustainability

As we follow our vision to “enable a fully connected world,” corporate social responsibility (CSR) and sustainability matters are important to us. As more people are connected, work and life can be accomplished using fewer resources. On the journey to our vision, we must continue to be a responsible corporate citizen of the world. We have established sustainability programs and policies that encompass the elements of Environmental, Health & Safety, Ethics, Labor, and Management Systems in alignment with the ISO 26000 Guidelines. We are committed to operating in full compliance with the laws, rules and regulations of all the countries in which we operate. Adtran recognizes the Responsible Business Alliance (RBA) Code of Conduct (the “Code”) and actively pursues conformance to it and its standards in accordance with our management systems. Adtran further recognizes the Code as a total supply chain initiative.

The Sustainability Committee of the Board has been formally tasked with working with management to recommend to the Board the Company's overall general strategy with respect to sustainability matters, including environmental, health and safety, corporate social responsibility, company culture and reputation, employee engagement, community, and other public policy matters relevant to the Company. We use the European Sustainability Reporting Standards (ESRS) for our sustainability reporting, and these standards support our sustainability risk, materiality and context assessments. Highlights of our current practices in these areas are described below.

Corporate Social Responsibility and Sustainability Highlights

Products and Services
•
Design products to meet applicable energy efficiency requirements, such as the Code of Conduct for Broadband Communication Equipment published by the EU Joint Research Centre, as well as the Alliance for Telecommunications Industry Solutions (ATIS) or the Ecology Guideline for the ICT Industry (eco ICT)
•
The Adtran Management System (AMS) manages the Company’s facilities, products, and services, and focuses on continuous improvement. The AMS is designed to meet and exceed all of the requirements of ISO 9001:2015, ISO 14001:2015, ISO 27001:2013, TL 9000:2016 HS, ISO 22301:2019 and ISO 50001:2019. Some certifications are site-specific
•
Pursue conformance to the Responsible Business Alliance Code of Conduct, which the Company recognizes as a total supply chain initiative
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Provide products that are compliant with the Restriction of Hazardous Substances (RoHS) directive, which the Company has done since the inception of RoHS in 2006
•
Strive to adhere to regulatory requirements for sustainability initiatives in the various markets we serve, including the U.S. and Europe
•
Design and test our products for compliance with applicable product safety and other national regulatory requirements
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Identify and control the chemicals used in the Company’s products and/or packaging that are banned, restricted or targeted for reduction by legislation such as REACH
•
Develop and utilize eco-design guidelines in the CTO organization, focusing on product energy efficiency and Circular Economy processes
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Perform process-based Life Cycle Assessments (LCA) on our products
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Optimize packaging and logistics of products to reduce packaging waste and transportation costs

27	2026 Proxy Statement

Supply Chain Responsibility
•
Promote fundamental human rights as a key ethical principle by implementing Company-wide policies that apply to partners and suppliers and support the UN’s Universal Declaration of Human Rights, the International Labour Organization Declaration on Fundamental Principles and Rights at Work, and the Uyghur Forced Labor Prevention Act
•
Require suppliers to comply with the Company’s Supplier Code of Conduct, which establishes minimum standards that must be met by all manufacturers, distributors, vendors, and other suppliers regarding their treatment of workers, workplace safety and ethical business practices
•
Require suppliers to act consistently with the Company’s Human Rights Policy and adhere to the Company’s Global Anti-Corruption and Anti-Bribery Policy
•
Apply various workmanship standards and quality program requirements to the Company’s product and service suppliers and other partners
•
Require suppliers to submit documents to show compliance with environmental and product standards, such as REACH, RoHS and conflict mineral rules
•
Launched supplier surveys to better understand our carbon footprint, monitor initiatives of our key supply chain partners and establish comprehensive supplier standards
•
Promote responsibility within our supply chain by educating and informing our suppliers regarding our specific requirements while providing relevant information on compliance. Sample topics are human rights, labor diversity, equity and inclusion, living wages and environmental protection. Our internal platform actively monitors critical supplier news to provide risk alerts
•
German operations are BAFA (Federal export control) compliant

28	2026 Proxy Statement

Environment and Energy Conservation
•
Measure and manage our environmental impact using the Carbon Disclosure Project (CDP) reporting platform since 2016 for Adtran and 2012 for Adtran Networks. Strive to continue to improve performance
•
CDP Climate Change rating in 2025 of “B” for Adtran, which is in the “Management” band and signifies we are taking coordinated action on climate issues. This is an improvement from Adtran’s “C” rating in 2022 (which is also equal to the global average) and “B-” rating in 2023
•
CDP Water Security rating in 2025 of “B” for Adtran. This is an improvement from Adtran's "B-" rating in 2024 and above the global "C" average
•
Our Sustainability Committee, established in 2021, focuses on strategies to improve the Company’s energy conservation and emissions footprint
•
Our Huntsville facilities diverted 100% of our solid waste from the landfill by recycling 66% and sending the other 34% to Covanta steam plant for waste-to-steam production
•
Decreased annual electricity consumption by 9.0% from 2023 to 2025. This is the equivalent of removing 245 homes from the energy grid for one year
•
Achieved an Energy Utilization Index (EUI), which is the standard benchmark for buildings, of 73.5 in 2025 for Huntsville. We are consequently following our goal of reducing our EUI to 65 by 2030 and have established a new baseline (73.66) following the consolidation of the Huntsville site
•
Developed an overall energy awareness program with energy suggestion link for employees to submit ideas which yielded actionable measures to reduce energy consumption
•
Gdynia Poland site purchased energy from 100% renewable sources for 2025
•
Pursue the core goals of our Energy Management Strategy: (i) reduce operating expenses and promote sustainability by reducing energy consumption and improving energy efficiency and (ii) leverage end-of-useful-life cycle and technology obsolescence by utilizing a 5-year capital expenditure plan to prioritize projects
•
Our Huntsville operation has successfully been added to our ISO 50001 program in 2025
•
Participated with Tennessee Valley Authority in a ‘Save-It-Forward’ program, which identified energy savings through strategic energy management. A portion of the savings was donated to a local school system for energy projects
•
In 2025, we started to extend our Energy Strategy to all other sites with relevant energy consumption
•
SBTi-approved Net Zero targets in support of maximum global warming of well below 2°C on all Scopes of the Greenhouse Gas Protocol
•
Purchased Renewable Energy Credits equaling approximately 22% of Adtran’s total energy consumption
•
Actively participate in industry initiatives such as the Fiber Broadband Association Sustainability Working Group, where we were charter participants and have a member who is Vice Chair of the Board of Directors
•
Utilize water-based, non-hazardous flux on all manufacturing lines to effectively eliminate air emission concerns and utilize Impel filtering system hoods to exhaust all manufacturing equipment
•
Maintained our comprehensive recycling program in Huntsville and other sites for corrugated cardboard, paper, batteries, ink cartridges, metal and plastic that resulted in the diversion of 220 tons of waste that was either recycled or incinerated to provide energy

29	2026 Proxy Statement

•
Adtran Huntsville Energy Manager was elected to serve as the President of the Huntsville chapter of the Association of Energy Engineers
•
Our Energy Management team won the following awards in 2025:
•
AEE International Corporate Energy Management runner-up
•
AEE Regional Corporate Energy Management 1st place
•
SED (Smart Energy Designs) 2025 Innovation Award - Strategic Energy Management -Category Community Impact
•
IFMA’s 2025 Awards of Excellence – The Sheila Sheridan Award for Sustainable Facility Operations and Management

Employees and Our Communities
•
Strive to comply with U.S. federal and state laws and regulations that serve to protect human rights, including, but not limited to, the Civil Rights Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Equal Pay Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; the Labor-Management Relations Act; the Alien Tort Claims Act; and other laws as administered by the Equal Employment Opportunity Commission
•
Voluntarily strive to meet the human rights principles outlined in the UN’s Universal Declaration of Human Rights; the International Labour Organization’s fundamental Conventions; the UN’s Guiding Principles on Business and Human Rights; the OECD Guidelines for Multinational Enterprises; and the EU and California Modern Slavery Statement
•
Invest in our communities by hiring local people, creating innovative products that cater to community needs, using natural resources responsibly and supporting community initiatives
•
Monitor employee engagement through employee satisfaction surveys and ongoing analysis and tracking
•
Girls Day participation by Adtran Networks for Meiningen site to promote and encourage women in STEM studies
•
Team Adtran hosted various fundraisers and donation drives to support non-profit organizations and schools in our communities, and anyone can submit requests at www.adtran.com/AskTeamAdtran
•
Adtran Green Team is a group of employees who volunteer their time to forward environmental initiatives, supporting Earth Day, World Water Day, Recycling Day, and various other environmentally focused events, to educate and support our employees
•
Twenty volunteer hours per year are available to full-time employees so they may volunteer at any local 501(c)(3) non-profit organization. Adtran-Huntsville employees donated approximately 1,140 hours in 2024
•
Encourage employees to increase their knowledge by providing 23,767 training hours in 2025 through our learning systems, on-campus events and required training
•
Encourage employees to help fellow employees and the community through a payroll deduction gift to the Adtran Charitable Foundation, a 501(c)(3) organization originally established following the 2011 tornadoes that devastated Huntsville and the surrounding communities

30	2026 Proxy Statement

Equity Ownership Requirement for Non-Employee Directors

In March 2020, the Board of Directors adopted stock ownership guidelines for non-employee directors effective January 1, 2020 and last amended on October 28, 2025. The Outside Director Stock Ownership Guidelines require each director to hold shares of the Company’s common stock with a value equal to at least three times the director’s regular annual cash retainer (the "Minimum Share Threshold"), and directors have until five years from the date of their election to meet the ownership requirement. The minimum number of shares to be held by a director will be calculated during the first calendar quarter of each fiscal year based on the director’s annual cash retainer in effect as of December 31st of the preceding year. Compliance with the ownership requirement is determined annually in the first calendar quarter (such date, the ”Determination Date”). The "Value" of shares held by a director is deemed to be the greater of (i) fair market value on the last trading day of the immediately preceding calendar year and (ii) fair market value on the date of acquisition of each share held. The number of shares that a director may sell or otherwise transfer is determined by (i) calculating the excess, if any, of the aggregate value of all shares held by the director over the Minimum Share Threshold as of the Determination Date and (ii) dividing such excess dollar amount by the per-share value of the shares held by such director as of the Determination Date, calculated based on either the fair market value on the last trading day of the immediately preceding calendar year or the weighted-average grant date fair market value of all shares, as set forth in the ownership guidelines.

Any change in the value of the shares after the Determination Date does not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned outright by the director or his or her immediate family members residing in the same household; and (ii) shares held in trust or custody for the benefit of the director or one or more members of his or her family. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership.

Directors must refrain from selling or transferring shares of the Company’s common stock until they have first satisfied the stock ownership requirement. Once a director has met the stock ownership requirement, if there is a subsequent decline in the Company’s stock price that causes the director’s ownership level to fall below the guideline, the director is not required to purchase additional shares but is generally required to refrain from selling or transferring shares until the guideline is again satisfied. The Outside Director Stock Ownership Guidelines are available in the “Governance” section of our website at https://investors.adtran.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of the Company, was comprised of Dr. Huss, Mr. McCray, Mr. Nair and Mr. Theodosopoulos from January 1, 2025 through May 14, 2025. On May 14, 2025, Mr. Nair's service as a member of the Compensation Committee concluded, and the Compensation Committee was subsequently comprised of Dr. Huss, Mr. McCray, and Mr. Theodosopoulos. No member of our Compensation Committee during 2025 was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

During 2025, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

31	2026 Proxy Statement

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the non-employee directors or specific directors by mail addressed to: ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806. The communication should clearly indicate whether it is intended for the Board, the non-employee directors, or a specific director. Our Corporate Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the Board’s responsibilities.

The Board has also established a process for stockholders to communicate concerns to members of the Board on a confidential basis. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Audit Committee or Board of Directors, you can reach the Board through our Corporate Governance Hotline online at https://www.report.whistleb.com/Adtran (Client Code: 453581) or via phone to WhistleB at 1.800.218.8954 (Client Code: 453581). Information about the Corporate Governance Hotline can be found in the “Governance” section of our website at https://investors.adtran.com.

32	2026 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2025 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Thomas R. Stanton, Chief Executive Officer (the “CEO”); Timothy Santo, Senior Vice President of Finance, Chief Financial Officer and Treasurer; Ulrich Dopfer, former Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer; James D. Wilson, Jr., Chief Revenue Officer; and Christoph Glingener, Chief Technology Officer of the Company and former CEO of Adtran Networks.

Compensation Philosophy

The guiding principles of our executive compensation program are to:

•
link pay to performance objectives that tie directly to business strategy and results;
•
align the incentive compensation program with the Company’s financial results and long-term stockholder returns;
•
increase the percentage of performance-based compensation at higher seniority levels in order to drive leadership accountability and results;
•
attract, retain and reward top talent; and
•
provide balance to protect against risks.

We design our executive compensation packages in a manner that incorporates these principles. We also evaluate the compensation packages to ensure they will help us encourage executive management to deliver strong performance results in the compensation year under consideration and motivate management to realize our strategic initiatives within the immediate, near- and long-term time frames our directors and management have developed. Additionally, we consider various market performance metrics in order to put the executive compensation program in context, including the performance of the Company in prior periods, the performance of the industry and our competitors in those periods, and total shareholder return (“TSR”), particularly as relative to our peer companies over those periods.

We also maintain a positive working environment that provides intangible benefits to our executives and encourages longevity. Combining compensation with a desirable working environment allows us to maintain a compensation program that generally provides overall compensation to our executive officers that is approximately at the median when compared to companies with which we compete for talent.

33	2026 Proxy Statement

Compensation in Context: Discussion of 2025 Financial Results and Operating Activities

Aligning executive compensation with stockholder interests is a primary consideration in determining our executive compensation program. Accordingly, we believe that Company performance and stockholder returns are important factors to consider when making executive compensation decisions. We use TSR, measured over rolling three-year periods relative to a broad-based industry peer group, as the measure for our market-based PSUs. Additionally, we believe that motivating executives to achieve certain performance targets used in our annual incentive compensation programs leads to positive stockholder returns. Below are some of the Company’s key financial and operating performance accomplishments during 2025:

Business Results:

•
All three of our product categories experienced double-digit percentage growth during 2025.
•
On the operations front, we strengthened our supply chain capabilities in the U.S. and Europe to be more agile in responding to evolving global trade policies.
•
We won significant new customers, advanced our technology, including in new AI applications, strengthened our financial position and capital structure, and continued to enhance talent across the organization.
•
We maintain our readiness to support the Broadband Equity Access and Deployment (BEAD) program, provided by the Build America, Buy America (BABA) rule.
•
Optical Networking Solutions:
•
Revenue related to this product category increased by 26% over the prior year. The strong growth was driven by demand from our significant regional presence in Europe, the region’s focus on security, and our trusted vendor status.
•
FiberCop, Italy’s leading wholesale-only fiber operator, selected Adtran as a technology partner to provide optical transport for a nationwide metro rollout. Built to support high-capacity, open-access connectivity, the network will enhance scalability and flexibility for Italy’s digital infrastructure.
•
Launched the industry’s first full C-band tunable 50Gbit/s SFP56 DWDM PAM4 pluggable transceiver. The AccessWave50™ is specifically designed to help mobile network operators expand 5G fronthaul capacity while reducing operational costs and energy consumption.
•
Demonstrated 800G coherent technology and the industry’s shift to open, vendor-neutral optical networking. Adtran’s open line system and coherent transceiver will play a key role in the Optical Internetworking Forum’s interoperability.
•
Announced AI Network Cloud (AINC)-interconnect solution, a next-generation fiber networking platform designed to support hyperscalers, federal agencies, SLED organizations and enterprises as they scale AI services.
•
Access and Aggregation Solutions:
•
We experienced 15% revenue growth during 2025 related to this product category. Our flagship SDX platform offers the industry’s best density, power efficiency and scalability for 10 Gig fiber access deployments, helping it achieve broad adoption across the US and Europe.
•
Henderson Municipal Power & Light (HMP&L) is expanding broadband services across Henderson, Kentucky. The highly scalable network leverages Adtran’s AI-powered insights to boost performance and reliability, enabling HMP&L to deliver fast, dependable multigigabit fiber-to-the-home (FTTH) services to residents and businesses.
•
Netomnia, a wholesale fiber operator and the United Kingdom’s (UK’s) fourth-largest full-fiber network operator, selected Adtran for the first-ever commercial deployment of a 50G passive optical network (PON) service in the UK over existing infrastructure.

34	2026 Proxy Statement

•
Launched industry’s first Galileo Open Service Navigation Message Authentication (OSNMA) authentication for Oscilloquartz timing solutions, marking a major advance in Global Navigation Satellite System (GNSS) security.
•
Adtran won two Fiber-To-The-Home (FTTH) Innovation Awards for 50G PON and deep PON fiber monitoring in the categories of ‘Active infrastructure – central network’ and ‘Installation equipment, tools, test & measurement instruments.’
•
Subscriber Solutions:
•
Revenue related to this product category improved by approximately 12% during 2025. With the proliferation of 10 Gig speeds at customer premises and higher-capacity fiber access networks, we upgraded our fiber CPE portfolio, ramping our 10 Gig Wi-Fi platforms, and began scaled deployments of Intellifi®, our cloud-managed Wi-Fi solution for service providers.
•
Adtran expanded its Wi-Fi 7 portfolio with the SDG 9000 Series for residential, small business and multi-dwelling units (MDU) connectivity.
•
In 2025, we introduced Mosaic One Clarity, a new application built on our carrier-grade agentic AI platform, which enables predictive maintenance, guided issue resolution, and proactive network optimization.

Financial Results:

•
We reported substantial progress in key financial metrics over the prior year. Revenue for 2025 totaled $1,083.8 million, representing a 17.5% increase from 2024, as customers returned to more normal purchasing patterns and increased their investments in broadband and fiber networks.
•
With an improving industry backdrop, we delivered a higher gross margin for 2025, which expanded approximately 320 basis points to 38.3% on a GAAP basis. Non-GAAP gross margin was 42.1% compared to 41.2% in 2024.*
•
GAAP operating expenses for 2025 decreased primarily from goodwill impairments, from $751.7 million in 2024 to $430.6 million in 2025. Non-GAAP operating expenses (excluding impairments and other adjustments) increased from $383.3 million to $404.8 million in 2025, mainly due to the impact of currency fluctuations.*
•
We significantly increased our operating profitability during 2025. Our GAAP operating loss decreased to $15.6 million in 2025, compared to a loss of $427.6 million during 2024.
•
Importantly, we also improved operating cash flow generation by $26.2 million to $129.8 million during 2025, compared to $103.6 million in 2024.
•
To further strengthen our balance sheet, we raised $201.3 million in a convertible senior notes offering at an attractive interest rate compared to our existing revolving debt, which carries a higher interest rate. Our continued focus on improving operational efficiency and strong financial discipline provides a solid foundation for sustainable future growth.

*See Appendix A, "Non-GAAP Financial Measures Reconciliation" for a reconciliation of each non-GAAP financial measure referenced herein to the most comparable GAAP financial measure.

The improved operating metrics during 2025 are a result of the initiatives we have undertaken over the past several years, demonstrating the strength and resilience of our financial model. The industry backdrop is now favorable, with increasing investment from both the public and private sectors in fiber-based broadband connectivity and network infrastructure capacity upgrades in our primary growth markets in the U.S. and Europe. In January 2026, the European Union announced plans to phase out components and equipment from high-risk suppliers in the telecommunications sector. As the world becomes increasingly interconnected and artificial intelligence proliferates, the need for critical, secure infrastructure continues to increase. Our recent product enhancements have positioned us well to capitalize further on the significant investment cycle in fiber access and associated infrastructure upgrades. With our long-standing reputation as a trusted vendor, a geographically diverse supply chain, and a portfolio tailored for secure communications networks, these market dynamics align well with our strategic direction.

35	2026 Proxy Statement

Overview of Executive Compensation Program

Our executive compensation packages are comprised of base salary and incentive opportunities, which can be annual or long-term and paid in cash or equity. We use a mix of these incentives to align management’s interests with those of our stockholders. In designing incentive compensation packages, we use performance measures related to the Company’s financial goals, as well as the Company’s TSR, all with the goal of increasing stockholder return. We also individualize certain performance measures for individual executives.

Specific considerations in the Compensation Committee’s process in setting 2025 executive compensation included the following:

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The present stage of the Company in executing the initiatives for growth in its strategic plan, in both domestic and international markets;
•
Expectations for growth in those several initiatives;
•
The current status of the products and services necessary to accomplish those initiatives;
•
The present position of the Company’s financial performance compared to its competitors and to the Company’s desired position; and
•
Data available to the Compensation Committee about executive compensation packages at the Company’s industry peers and competitors.

36	2026 Proxy Statement

The compensation of our NEOs is comprised of the following elements:

	Compensation Element	Type	Description	Linkage to Stockholder Value	Specifications
Fixed	Base Salary	Cash	• Short-term fixed compensation • Reviewed annually and adjusted as appropriate	• Required to attract and retain talented personnel • Predicated on responsibility, skills, and experience
•
The Compensation Committee approved base salary increases of 3% for Messrs. Stanton and Wilson, as well as a greater than 10% increase in base salary for Dr. Glingener upon the renewal of his annual contract.
•
Mr. Santo's initial base salary was approved in connection with his appointment in March 2025.

Performance-Based (Cash and Equity)	Short-Term Cash Incentives	Cash	• Short-term variable compensation • Payout based on performance against short-term financial and strategic objectives	• Incentive targets tied to key Company performance measures • Drives management to achieve corporate and individual goals	• 2025 cash awards were based on annual corporate goals. • Additionally, Mr. Wilson was eligible to earn a sales incentive payment.
	Market-Based Performance Stock Units	Equity	• Long-term three-year cliff vesting award • Payout based on relative performance compared to peer group	• Performance based on TSR ranking compared to peers • Drives management to out-perform our market segment	2025 awards were eligible to be earned based on TSR performance compared to industry index.
	Performance-Based Performance Stock Units	Equity	• Long-term equity award • Payout based on achievement of the Company’s multi-year strategic plan objectives	• Incentive targets tied to profitability objectives in the 3-year strategic plan • Drives management to achieve the longer-term plan

The Company granted a Long-Term Financial Plan Award to Mr. Stanton in 2025. This award is tied to the same 3-year strategic plan objectives as the 2023 Long-Term Financial Plan (based on performance in the remaining one year of the performance period).

Participants remain eligible to earn the previously granted 2023 Long-Term Financial Plan awards, which are based on the Company’s performance measured against the Company’s 3-year strategic plan for Adjusted EBIT growth.

Retention Equity	Time-Based Restricted Stock Units	Equity	Annual award of time-based equity	• Value realized directly aligned with share price performance • Drives ownership mentality and encourages retention	2025 time-based awards vest over a 4-year period, subject to continued service to the Company.
	Stock Options	Equity	Equity award granted in special circumstances	Incentivizes management to achieve share price growth	The Company did not grant any stock options to its NEOs in 2025. Mr. Wilson’s 2023 stock options, which were granted in connection with his temporary salary reduction, finished vesting in 2025.

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Role of the Compensation Committee and Management

Under our Compensation Committee’s Charter, the Compensation Committee has the power and duty to discharge our Board’s responsibilities related to the compensation of our executive officers, within guidelines established by the Board. The Compensation Committee reviews and approves compensation, including base salary, annual incentive awards and equity awards, for the CEO and our other executive officers. The Compensation Committee also makes recommendations to the Board regarding our incentive compensation plans, equity plans and the outside director compensation program.

The Committee establishes annual performance goals and objectives for the CEO and other executive officers based on annual performance evaluations. Our CEO also provides the Committee, and in particular, the Committee Chair, with recommendations regarding compensation for our executive officers other than himself. The Committee considers the recommendations from the CEO when approving pay changes for executives other than the CEO. The Committee has delegated to the CEO the authority to approve the base salaries and incentive compensation of non-executive employees, as well as equity grants to such individuals, subject to pre-approved limits and terms and conditions.

At the beginning of each calendar year, our Compensation Committee establishes the structure of the Company’s incentive compensation programs for the current year, including setting the performance goals for the Variable Incentive Cash Compensation (the “VICC”) program and the standards for measuring achievement of those goals; approves any increases in executive salaries or other compensation; approves the executives’ annual and long-term equity grants; and recommends plan changes, if any, for submission to our stockholders at the annual meeting. The Committee approves any equity awards and/or compensation for newly hired or promoted executives as necessary throughout the year.

In fulfilling its fiduciary duties pertaining to the Company’s employee retirement benefit plans, our Compensation Committee considers the information and advice it receives from a committee of Company personnel it established, chaired by the Chief Financial Officer, which reviews and monitors the performance of retirement plan investments and assets, the performance and fees of the Company’s retirement plan custodians and administrators, and the recommendations of third-party registered fiduciary advisors of our benefits plans, a process which includes quarterly meetings with these third parties.

Role of the Compensation Consultant

Our Compensation Committee has the authority to retain and terminate any outside advisors, such as compensation consultants. Starting in 2022 and continuing into 2025, the Committee engaged Pay Governance LLC, an independent compensation consultant ("Pay Governance"), at various times to provide information and analysis of our executive compensation in the context of the telecom industry and our peer companies in the industry and to present this information with possible modifications to our compensation of executives and directors for the Committee’s consideration. The Committee has worked with Pay Governance to develop a peer group of companies that is of similar size in market capitalization and revenues and representative of the marketplace within which the Company competes in terms of products, services and executive and managerial talent. The Company used the peer group approved in 2024, which is listed below, in connection with determining the 2025 compensation arrangements of our NEOs:

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• Calix, Inc.	• Lumentum Holdings Inc.
• Casa Systems, Inc.	• MACOM Technology Solutions Holdings, Inc.
• Ciena Corporation	• Methode Electronics, Inc.
• Comtech Telecommunications Corp.	• NETGEAR, Inc.
• Extreme Networks, Inc.	• NetScout Systems, Inc.
• Fabrinet	• OSI Systems, Inc.
• Harmonic Inc.	• Ribbon Communications Inc.
• Infinera Corporation	• Viavi Solutions Inc.

The Compensation Committee believes comparison to these companies is appropriate, given the limited number of comparable companies and direct competition with these peers for executive talent. The Compensation Committee also references various peer, industry and market compensation data when evaluating the appropriateness of the Company’s compensation program, including the compensation arrangements of our NEOs.

The Compensation Committee reviews the types of services provided by Pay Governance and all fees paid for those services on a regular basis. Neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2025, other than the advice provided by Pay Governance to the Compensation Committee on director compensation, incentive plan design, stock ownership guidelines, and the recovery of erroneously awarded compensation. As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of Pay Governance did not raise any conflicts of interest in 2025. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.

Benchmarking and Individual Considerations

The Company reviews compensation data for similar positions from Proxy peers, as well as from the telecom and networking industry and the broader general industry. We generally seek to provide our executives with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking may be subject to variation from one year to the next. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs.

Our Compensation Committee focuses on establishing and maintaining a compensation structure that is internally consistent and provides appropriate compensation for our executives in relation to one another. Consequently, the Compensation Committee does not focus on any particular benchmark to set executive compensation. Instead, we believe that a successful compensation program requires the application of judgment and subjective determinations based on the consideration of a number of factors. These factors include the following:

•
the scope and strategic impact of the executive officer’s responsibilities, including the importance of the job function to our business;
•
our past financial performance and future expectations;
•
the performance and experience of each individual;
•
past salary levels of each individual and of the officers as a group;
•
each individual’s unique capabilities and/or skill set;

39	2026 Proxy Statement

•
the need to provide motivation to officers that is in alignment with stockholder interests, both short- and long-term; and
•
for each executive officer, other than the CEO, the evaluations and recommendations of our CEO.

The Compensation Committee does not assign relative weights or rankings to these factors. Our allocation of compensation between cash and equity awards, our two principal forms of compensation, is based upon our historical practice and our evaluation of the cost of equity awards, as discussed in more detail below. An important part of this evaluation is the Committee’s consideration of the goals of the several initiatives undertaken in the execution of the Company’s business plan and each executive’s past and expected future contributions toward those goals at the time of setting executive compensation packages.

Risk Assessment

The Compensation Committee has evaluated the Company’s compensation program, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has attempted to establish compensation programs that value current goals along with long-term growth. While the use of short-term cash incentive opportunities creates the potential for short-term risk-taking, the Committee believes that this risk is more than offset by the fact that a short-term cash incentive is only one of three primary elements of the overall compensation program and has governance features that are aligned with market best practice (e.g., maximum payout opportunity of 200% of target). Additionally, the Committee has the ability to utilize discretion to reduce the amount of a cash incentive award if an executive officer takes unnecessary risks. The Committee has concluded that the two other primary elements of our total compensation program – base salaries and long-term equity awards – are either risk neutral or help lower risk. Annual salaries are based on a number of factors, including the individual’s position and responsibility within our Company and performance in that position. The longer-term equity awards incentivize executives to focus on improving the Company and its operations rather than taking risks for short-term gain.

Consideration of Prior Stockholder Advisory Vote and Stockholder Engagement

We consider the feedback that we receive from stockholders regarding our compensation packages, principles and process, including the results of the annual vote on the compensation of our NEOs (often referred to as the “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2025 Annual Meeting of Stockholders, 94.7% of the votes cast on the “say-on-pay” proposal voted to approve the Company’s compensation of our NEOs, a substantial improvement from the 2024 Annual Meeting, when only 73.7% of the votes were cast in favor of the "say-on-pay" proposal. We believe that this high level of stockholder support indicates that stockholders believe the compensation program should continue to emphasize the performance, alignment and retention objectives established by the Compensation Committee and described herein.

During 2025, we continued to engage with our most significant stockholders on an array of topics, and we remain committed to pursuing a robust program of stockholder engagement going forward. We will continue to review feedback and best practices in the future to ensure alignment.

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Elements of 2025 Executive Compensation

Our executive compensation program consists of base salary; short-term cash incentives, including those under our VICC program, a sales incentive arrangement for our Chief Revenue Officer, and occasional one-time performance bonuses for certain executives; and long-term equity incentives in the form of time-based and performance-based equity. Historically, the Compensation Committee has granted time-based RSUs that vest ratably over four years and market-based PSUs that the NEOs are eligible to earn based on Company performance over a three-year performance period (collectively, the “Annual Equity Awards”). Additionally, in 2025, the Compensation Committee granted performance-based PSUs to Mr. Stanton that are eligible to be earned based on a financial performance measure over a one-year performance period, consistent with the 2023 Long-Term Financial Plan adopted by the Committee in 2023. The Committee did not grant the NEOs any integration awards or stock options in 2025. The NEOs did, however, remain eligible to earn previously granted performance-based PSUs (based on a financial performance measure over a three-year performance period pursuant to the 2023 Long-Term Financial Plan).

In addition, our U.S.-based NEOs are eligible to participate in certain benefit programs that are generally available to all of our U.S.-based employees, such as medical insurance programs, life and disability insurance programs and our 401(k) plan. Our U.S.-based NEOs were also previously eligible to participate in the Company’s Deferred Compensation Plan; however, the Company terminated the Deferred Compensation Program in November 2025.

Christoph Glingener, Chief Technology Officer of the Company and former CEO of Adtran Networks, became an executive officer of the Company on September 1, 2022 in connection with the business combination pursuant to which ADTRAN, Inc. and Adtran Networks became subsidiaries of the Company (the "Business Combination"). In accordance with his service agreement, Dr. Glingener's compensation is determined each year by the Adtran Networks supervisory board (which is similar to the board of directors of a U.S. company) in its sole discretion, but the supervisory board takes into account recommendations from the Company’s Compensation Committee. The stockholders of Adtran Networks must also approve Dr. Glingener's underlying compensation framework. See “Employment Arrangements” below for additional detail regarding this service agreement. Additionally, Ulrich Dopfer became an executive officer of the Company on May 1, 2023, in connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, and he subsequently was appointed as the Company’s principal accounting officer and Corporate Secretary and Treasurer on May 10, 2023. On March 6, 2025, the Company and Ulrich Dopfer agreed that Mr. Dopfer would no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer, effective March 10, 2025. Prior to his departure from the Company, Mr. Dopfer was party to a service agreement similar to Dr. Glingener's agreement. Upon the execution of a settlement agreement in May 2025, Mr. Dopfer resigned from all of his positions with the Company and was released from his duties under his service agreement; however, the service agreement remained in force until November 30, 2025. Mr. Dopfer continued to receive his base salary through December 31, 2025. In addition, Mr. Dopfer's unvested RSUs, PSUs and stock options continued to vest as scheduled through November 30, 2025, and all such equity awards that remained unvested or unearned, as applicable, as of November 30, 2025 were forfeited. Mr. Dopfer's short-term cash bonus under the VICC for 2025 was also forfeited.

Base Salary

Base salaries are integral to any competitive employment arrangement. At the beginning of each fiscal year, the Compensation Committee establishes an annual base salary for our executive officers based on recommendations made by our CEO with respect to the salaries of our other executives. Consistent with our compensation objectives and philosophy described above, the Compensation Committee sets base salary compensation, and adjusts it when warranted, based on the Company’s financial performance, the individual’s position and responsibility within our Company and performance in that position, the importance of the executive’s position to our business, and the compensation of other executive officers of the Company with comparable qualifications, experience and responsibilities. The Committee also generally takes into account the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies with which we compete for executive talent.

41	2026 Proxy Statement

At a meeting of the Compensation Committee held on February 8, 2025, the Compensation Committee reviewed the base salaries of our executive officers, taking into account the considerations described above. The Committee approved the following base salaries for the NEOs:

Named Executive Officer	2024 Base Salary (As Approved by the Committee – Excluding the Business Efficiency Program Adjustments) ($)	2024 Base Salary (Including the Business Efficiency Program Adjustments) ($)(1)	Percentage Change (Against 2024 Salary Excluding the Business Efficiency Program Adjustments) (%)	2025 Base Salary (As Approved by the Committee) ($)

Thomas R. Stanton	1,000,000	709,589	3	1,030,000
Timothy Santo	—	—	—	460,000	(2)
Ulrich Dopfer	410,000	427,083	—	410,000	(3)
James D. Wilson, Jr.	405,072	346,253	3	417,224
Christoph Glingener	367,355	380,390	19	436,030	(4)

(1)
In connection with the Business Efficiency Program implemented in late 2023, the Compensation Committee authorized temporary reductions to the base salaries of the NEOs through July 31, 2024. The reductions applicable to Mr. Dopfer and Dr. Glingener were subsequently reversed, resulting in payments of $76,875 to Mr. Dopfer and $68,100 to Dr. Glingener (converted from Euros to U.S. dollars using the average Euro to U.S. dollar foreign currency exchange rate for 2024 of 1.0849).
(2)
Mr. Santo joined the Company on March 10, 2025, and his base salary was approved in connection with his appointment as Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company.
(3)
On March 6, 2025, the Company and Mr. Dopfer agreed that Mr. Dopfer would no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer, effective March 10, 2025. Upon the execution of a settlement agreement in May 2025, Mr. Dopfer resigned from all of his positions with the Company and was released from his duties under his service agreement; however, the service agreement remained in force until November 30, 2025. Mr. Dopfer continued to receive his base salary through December 31, 2025.
(4)
Dr. Glingener's service agreement amendment, which was signed on December 9, 2025, increased Dr. Glingener’s annual base salary by 19% from €337,000 to €400,000, or from $367,355 to $436,030 (converted from Euros to U.S. dollars using the average Euro to U.S. dollar foreign currency exchange rate for 2025 of 1.0901) beginning on October 1, 2025. Dr. Glingener's actual base salary for 2025, including the Business Efficiency Program adjustments discussed in note 1 above, was consequently approximately $384,665 on an as-converted basis. The remainder of the increase shown above relates to differences in the foreign currency exchange rates year-over-year.

Short-Term Cash Incentives

2025 Bonus Program

We provide our executive officers, including our NEOs, with the opportunity to earn short-term cash incentive compensation under our bonus programs, including our VICC. The VICC program is designed to motivate and reward executives for their contribution to the Company’s performance during the fiscal year. A significant portion of the total cash compensation that our executive officers are eligible to receive each year is paid through this program and thus is dependent upon corporate performance.

On January 24, 2025, the Compensation Committee established the VICC program for 2025 and set the VICC targets for all NEOs other than Mr. Santo, whose VICC targets were determined in connection with his appointment as Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company effective March 10, 2025 (pro rated for the length of his employment with the Company in 2025). The Committee chose to base the VICC program for 2025 on two measures of the Company’s financial and operating performance in 2025 (collectively, the “Company Performance Measures”): the Company’s “Adjusted EBIT” (defined as the Company’s earnings before interest and tax, determined based on the Company’s audited financial results, and adjusted to remove any restructuring expenses; acquisition-related expenses and amortization of intangibles; stock-based compensation expense; the non-cash change in fair value of equity investments held in the Deferred Compensation Plan; and any other non-GAAP exclusions approved by the Compensation Committee) and the Company’s revenue. The Compensation Committee continued to utilize the Company Performance Measures in the 2025 VICC program because we consider these measures to be the most appropriate drivers of stockholder value.

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Each NEO was granted a target bonus amount (in dollars and as a percentage of base salary), with the actual incentive earned to be based on the two Company Performance Measures. In determining the target bonus amount for each NEO, the Compensation Committee considered, among other things, the executive’s responsibilities and opportunity to influence the achievement of the Company Performance Measures, as well as the executive’s prior contributions to the Company’s performance. Each NEO’s target bonus amount (in dollars and as a percentage of base salary) was as follows: Mr. Stanton – $1,442,000 (140%), Mr. Santo – $224,581 (60% of Mr. Santo's pro-rated salary), Mr. Dopfer – $246,000 (60%), Mr. Wilson – $166,890 (40%), and Dr. Glingener – $230,799 (60%).

The bonus awards for 2025 were based on the two Company Performance Measures described above:

•
Adjusted EBIT: If the threshold Adjusted EBIT was achieved, the participant would earn 15% of the target award. If the target Adjusted EBIT of $20 million was achieved, the participant would earn 50% of the target award. If the maximum Adjusted EBIT was achieved, the participant would earn 100% of the target award.
•
Revenue: If the threshold revenue level was achieved, the participant would earn 15% of the target award. If the target revenue level of $1 billion was achieved, the participant would earn 50% of the target award. If the maximum revenue level was achieved, the participant would earn 100% of the target award.

Payouts for performance between the threshold and maximum levels were subject to linear interpolation between threshold, target and maximum performance levels. Failure to meet the minimum performance threshold corresponding to a specific performance measure would have resulted in the participant not receiving any portion of the payout award related to such performance measure. In no event could a participant receive more than 100% of the target bonus related to each Company Performance Measure and, therefore, not more than 200% of the target bonus award. The Compensation Committee believes that it is appropriate to establish a maximum payout that any participant could receive under the bonus programs in order to avoid an excessive payout should Company results or individual performance significantly exceed expectations.

2025 Actual Bonus Program Results

The individual target bonus awards, including as a percentage of salary, for the NEOs and the amounts earned and paid in 2025 based on the level of achievement of the Company Performance Measure were as follows:

Named Executive Officer	Target Cash Award as a % of Salary	Target Cash Award Amount ($)	Total Annual Cash Award Earned and Paid in 2025 ($)	Total Cash Award Paid as a % of Target
Thomas R. Stanton	140%	1,442,000	2,884,000	200%
Timothy Santo	60%	224,581	449,162	200%	(1)
Ulrich Dopfer	60%	246,000	—	—	(2)
James D. Wilson, Jr.	40%	166,890	333,779	200%
Christoph Glingener	60%	230,799	461,598	200%

(1)
Mr. Santo's bonus was pro-rated for the length of his employment with the Company during 2025.
(2)
On March 6, 2025, the Company and Mr. Dopfer agreed that Mr. Dopfer would no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer, effective March 10, 2025. Pursuant to a settlement agreement executed by the parties in May 2025, Mr. Dopfer's short-term cash bonus under the VICC for 2025 was forfeited.

2025 Sales Incentive Arrangement for Chief Revenue Officer

The Company has in place a sales incentive program for certain of its employees whose focus is on sales. Mr. Wilson, our Chief Revenue Officer, began participating in this program in 2020. The Compensation Committee believes that sales incentives should be an important element of Mr. Wilson’s cash compensation, as they tie a portion of his pay directly to his success in his area of responsibility. As such, he receives a portion of his cash compensation in sales incentives, which is consistent with our historical practice and our understanding of the standard practice in the market

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for sales-oriented executives. Based on input from the CEO, the Compensation Committee approved a target sales incentive for Mr. Wilson in 2025 of $83,445, which is a percentage of his base salary. Mr. Wilson was eligible to receive this target if the Company achieved its net revenue performance target, which was set at a level that the Compensation Committee believes was reasonably difficult to achieve given the business environment at the time the target was established. Mr. Wilson must be an active employee or contractor of the Company at the time of payment in order to receive such amounts. If his employment by or service to the Company is terminated for any reason prior to payment, certain unpaid amounts will be forfeited. The Company’s CEO has discretion to determine that a “windfall” has occurred and decrease the amount paid to Mr. Wilson, and incentive compensation may be reduced or eliminated in order to reflect a number of actions that may be taken by a customer, including canceling or reducing an order or not paying an invoice. Based on this arrangement, Mr. Wilson earned a sales incentive of $83,959 in 2025.

Long-Term Incentive Awards

Historically, we have compensated our executive officers, including our NEOs, with annual equity awards granted under the ADTRAN Holdings, Inc. 2020 Employee Stock Incentive Plan (as amended and restated, the “2020 Employee Plan”), which was replaced by the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “2024 Employee Plan”) upon its approval by the stockholders at the 2024 Annual Meeting of Stockholders. These equity grants serve to align management’s interests and compensation with the long-term interests of stockholders and provide an incentive for them to maintain their relationship with the Company. See “Equity Compensation Plans—2024 Employee Stock Incentive Plan” beginning on page 58 for a description of our 2024 Employee Plan. The purpose of the 2024 Employee Plan is to provide equity as a component of executive compensation to ensure competitiveness of our compensation program, to motivate our NEOs and other executives to focus on long‑term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests.

The Compensation Committee typically grants 50% of the Annual Equity Awards in the form of time-based RSUs that vest ratably over four years and 50% in the form of market-based PSUs that the NEOs are eligible to earn based on Company performance over a three-year performance period. Additionally, in 2025, the Compensation Committee granted Mr. Stanton performance-based PSUs that are eligible to be earned based on a financial performance measure over a one-year performance period pursuant to the 2023 Long-Term Financial Plan. Below is a summary of the Annual Equity Awards granted to certain of the NEOs on January 24, 2025 (except as noted below) and the performance-based PSUs pursuant to the 2023 Long-Term Financial Plan granted to Mr. Stanton on March 11, 2025, with details regarding such awards following the table:

Named Executive Officer	Target Dollar Value of Annual Time- Based RSUs ($)	Target Dollar Value of Annual Market- Based PSUs ($)	Total Dollar Value of Annual Equity Grants (and % of Base Salary) (1) ($)	Dollar Value of Performance- Based PSUs (2) ($)		Total Dollar Value of 2025 Equity Grants ($)

Thomas R. Stanton	1,648,002	1,236,004	2,884,006 (282%)	614,091	(3)	3,498,097
Timothy Santo(4)	183,996	183,996	367,992 (98%)	—		367,992
Ulrich Dopfer(5)	168,919	168,919	337,838 (82%)	—		337,838
James D. Wilson, Jr.	146,031	146,031	292,062 (71%)	—		292,062
Christoph Glingener	143,010	143,010	286,020 (74%)	—		286,020

(1)
2025 Annual Equity Awards: The total annual equity award granted to each NEO in 2025 was based on a value derived from a percentage of the executive’s base salary. Each NEO other than Mr. Stanton received 50% of his Annual Equity Award in time-based RSUs and 50% of his Annual Equity Award in market-based PSUs, with the number of RSUs or PSUs calculated by dividing the dollar amount of such compensation by an amount equal to the closing price of our common stock on the grant date. With respect to Mr. Stanton, 57.1% of his Annual Equity Award was awarded as time-based RSUs and 42.9% of his Annual Equity Award was awarded as market-based PSUs; however, in looking at the total equity incentive awards granted to Mr. Stanton in 2025 (including the equity granted pursuant to the 2023 Long-Term Financial Plan discussed below), 47.1% of his equity was time-based and 52.9% was performance-based.

44	2026 Proxy Statement

The Compensation Committee’s process for determining the amounts of the incentive equity awards begins with a consideration of the overall dollar level of value that the Committee determines is appropriate, taking into account the estimated expense to the Company of the awards and the earnings per share impact of that expense. The Committee typically establishes an internal target for the aggregate expense from Company-wide equity awards, which, based on our review of industry data as discussed above, we believe is at the low end of the expense levels incurred by our competitors. This dollar value is then translated into a number of shares of the Company’s common stock based on the current range of the stock’s market price. Based on this process, the Committee established a pool of up to 1,209,145 RSUs and PSUs to be granted to all participants in the 2024 Employee Plan for the 2025 Annual Equity Awards. The 481,701 RSUs and PSUs granted to the NEOs in 2025 are included in this total. The Compensation Committee's delegate allocated the pool of RSUs and PSUs among the different functions throughout the Company based on the importance and performance of the function and considerations such as retention and competitive compensation levels. The Committee also considered the recommendations of our CEO with respect to the awards to other executives and employees.

(a)
2025 Time-Based RSUs: The time-based RSUs granted to our NEOs in 2025 vest over four years, with 25% vesting on each of the four anniversaries of the grant date. Vesting is subject to the NEO continuing to be employed on the applicable vesting date and the time-based RSUs are settled through the delivery of one share of common stock for each vested RSU. Mr. Dopfer's prior service agreement contained and Dr. Glingener’s current service agreement contains a provision limiting the value of time-based RSUs vesting on a particular date to three times the value of such time-based RSUs on the grant date (with any excess time-based RSUs over such limitation to be forfeited as of the vesting date). Mr. Dopfer's service agreement terminated as of November 30, 2025.
(b)
2025 Market-Based PSUs: The number of shares that the NEOs can earn under the market-based PSUs is based on our relative TSR against a peer group over a three-year performance period starting on the grant date. For the 2025 market-based PSUs, the Compensation Committee chose to continue to use the companies in the Nasdaq Telecommunications Index as the peer group for TSR measurement purposes. The Committee chose this index based on the fact that it contains a significant number of companies and is a broad sample of our industry. Assuming the threshold level of performance is attained, the NEOs are eligible to earn a number of shares between 25% and 150% of their target market-based PSUs based on the Company’s relative TSR performance, based on the sliding scale shown below (approximately 3.0% of the target award is earned for each 1 percentile increase up to 100% of the target award and then approximately 2.0% of the target award is earned for each 1 percentile increase up to 150% of the target award). However, there is a 100% payout cap when our TSR out-performs the Nasdaq Telecommunications Index, but our TSR is negative:

Adtran’s TSR Performance Relative to its Peer Group (expressed as a percentile)	Market-Based PSUs Earned (expressed as a percentage of target)

Less than 30th percentile	—%
30th percentile	25%
35th percentile	40%
40th percentile	55%
45th percentile	70%
50th percentile	85%
55th percentile	100%
60th percentile	110%
65th percentile	120%
70th percentile	130%
75th percentile	140%
80th or more percentile	150%

Pursuant to earned market-based PSUs, a corresponding number of shares is issued at the end of the three-year performance period, and after that time there is no additional holding period for the shares that are issued. Prior to the suspension of the Company’s dividend, the recipients of the market-based PSUs under the award agreements received dividend credits based on the shares of common stock underlying the market-based PSUs. The dividend credits are vested, earned and distributed in cash upon issuance of the shares pursuant to the earned market-based PSUs. Mr. Dopfer’s prior service agreement contained and Dr. Glingener’s current service agreement contains a provision limiting the value of time-based RSUs vesting on a particular date to three times the value of such time-based RSUs on the grant date (with any excess time-based RSUs over such limitation to be forfeited as of the vesting date). The service agreements also contained a provision limiting the value of earned market-based PSUs to two times the value of such market-based PSUs on the grant date (with any excess market-based PSUs over such limitation to be forfeited as of the end of the performance period). Mr. Dopfer's service agreement terminated as of November 30, 2025.

(2)
2023 Long-Term Financial Plan (Three-Year Performance-Based Equity Awards): In each of 2017 and 2020, the Compensation Committee established an equity incentive program aligned with the Company’s long-term strategic plan. The Committee chose to establish the 2023 Long-Term Financial Plan in order to continue to strengthen the alignment between incentives for executives and increases in stockholder value. The 2023 Long-Term Financial Plan consists of one grant or three equal annual grants, as applicable, of performance-based PSUs to our executive officers and certain key employees, including the NEOs. All of the recipients other than Mr. Stanton received one grant of performance-based PSUs under which shares are eligible to be earned at the end of the performance period beginning on the grant date and ending on December 31, 2025. On March 1, 2023, Mr. Stanton received a grant of performance-based PSUs with a three-year performance period (the 2023 grant); on

45	2026 Proxy Statement

March 1, 2024, he received a grant of performance-based PSUs with a two-year performance period (the 2024 grant); and on March 11, 2025, Mr. Stanton received a grant of performance-based PSUs with a one-year performance period (the 2025 grant). Assuming the threshold level of performance is attained, the recipients are eligible to earn a number of shares between 50% and 150% of their target performance-based PSUs based on the compound annual growth rate (“CAGR”) of the Company’s Adjusted EBIT (as defined above) over the performance period. The Compensation Committee set the Adjusted EBIT performance target at a level that it believes was reasonably difficult to achieve given the business environment at the time the target was established. Prior to the suspension of the Company’s dividend, the recipients of the performance-based PSUs under the award agreements received dividend credits based on the shares of common stock underlying the performance-based PSUs. The dividend credits are vested, earned and distributed in additional shares upon issuance of the shares pursuant to the earned performance-based PSUs. Mr. Dopfer’s prior service agreement contained and Dr. Glingener’s current service agreement contains a provision limiting the value of earned performance-based PSUs to two times the value of such performance-based PSUs on the grant date (with any excess performance-based PSUs over such limitation to be forfeited as of the end of the performance period). Mr. Dopfer's service agreement terminated as of November 30, 2025.
(3)
As described in footnote 2, this is the dollar value of the third of three annual grants to be made to Mr. Stanton under the 2023 Long-Term Financial Plan. The total target dollar value of Mr. Stanton’s three grants under the 2023 Long-Term Financial Plan was $3,600,000, which equated to 216,738 shares using the closing price of our common stock on March 1, 2023. This amount of shares was divided into three awards, such that Mr. Stanton received a grant of 72,246 performance-based PSUs on March 11, 2025.
(4)
Mr. Santo's employment with the Company began on March 10, 2025, and he received RSUs and market-based PSUs on March 19, 2025.
(5)
In connection with his departure from the Company, Mr. Dopfer's unvested RSUs and stock options continued to vest, and he remained eligible to earn his market-based PSUs and performance-based PSUs, through November 30, 2025, and all such equity awards that remained unvested or unearned, as applicable, as of November 30, 2025 were forfeited.

Benefits and Perquisites

We maintain general broad-based employee benefit plans in which our U.S.-based executives, including the U.S.-based NEOs, participate, such as a medical insurance plan, a 401(k) plan, and life and disability insurance programs. These benefits are provided as part of the basic conditions of employment for all of our eligible employees and, therefore, providing them to our executive officers does not represent a significant incremental cost to us. In addition, we believe that providing these basic benefits is necessary for us to attract talented executives. The 401(k) plan for U.S. employees allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. After one year of service, the Company matches a discretionary amount determined by the Board of Directors. In 2025, we matched our U.S. employee contributions equal to 100% of the first 3% contributed and 50% of the next 2% contributed up to a maximum matching contribution of 4%.

Dr. Glingener receives certain benefits pursuant to his service agreement, including, but not limited to, accident and liability insurance, and statutory insurances, including compulsory health, and long-term care. In addition, Dr. Glingener receives unemployment pursuant to his service agreement. Mr. Dopfer received similar benefits (excluding unemployment coverage) under his service agreement; however, the service agreement terminated as of November 30, 2025. Under the 401(k) plan in which Mr. Dopfer participated, in 2025, we matched employee contributions equal to 25% of the first 6% contributed up to a maximum matching contribution of 1.5%. Mr. Dopfer previously vested in the Company’s contributions over five years. Finally, Adtran Networks makes an additional matching contribution (between 15% and 50%) based on the entity’s achievement against an annual earnings goal.

We previously maintained a Deferred Compensation Plan for our U.S.-based executives employed by ADTRAN Holdings, Inc., which is described under the Nonqualified Deferred Compensation table below. This plan permitted U.S.-based executives employed by ADTRAN Holdings, Inc., including NEOs, to voluntarily defer a portion of their income and equity awards and save money for retirement on a tax-deferred basis. Although the plan permitted discretionary employer contributions, we did not make any contributions to it. The plan was terminated on November 3, 2025 in an effort to streamline the benefits offered to members of management and other key employees.

As described in more detail under “Potential Payments Upon Termination or Change of Control” below, we provide certain benefits to participants in our equity incentive plans and our VICC program, including the NEOs, upon a change of control or upon termination of employment for specified reasons (provided, in some cases, that termination must be a “separation from service” as defined in Section 409A of the Internal Revenue Code). Each of Mr. Stanton’s and Dr. Glingener’s employment and service agreements, as applicable, also provide for certain benefits upon some or all of these events.

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Furthermore, we provided relocation benefits to Mr. Santo in connection with his hiring, including a miscellaneous one-time moving expenses allowance, reimbursement of certain costs relating to the sale of his prior home and purchase of a new home, a rental allowance to cover temporary housing costs, reimbursement of certain moving and storage fees, and reimbursement of certain travel costs.

We believe that all of these benefits are consistent with the basic benefits provided by the companies with which we compete for executive talent and help us to attract valuable executives. These benefits help to provide additional security that executives may need and reward loyal service in situations that create insecurity and present special challenges for executives. The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. Perquisites provided to the NEOs in 2025 are as set forth in the “All Other Compensation” column of the Summary Compensation Table on page 52 and in footnote 5 to such table.

Employment Arrangements

Employment Agreement with Mr. Stanton

On July 13, 2022, the Company entered into an employment agreement (as amended, the “Employment Agreement”) with the Company’s President, CEO and Chairman, Thomas R. Stanton. Pursuant to the terms of the Employment Agreement, during the term of Mr. Stanton’s employment, Mr. Stanton will serve as the President, CEO and Chairman of the Board of the Company. The Employment Agreement provides for an initial period of employment of two years, which period will automatically renew for successive one-year periods thereafter unless either party provides prior written notice. The Employment Agreement provided for an initial base salary of $875,000 and provides that Mr. Stanton is eligible to receive an annual cash incentive bonus award with a target of at least 140% of his base salary based on the achievement of performance objectives set by the Compensation Committee. He is also eligible to participate in all executive benefit plans made available to similarly situated executive officers of the Company and will be reimbursed for his reasonable out-of-pocket business expenses.

In addition, under the terms of the Employment Agreement, Mr. Stanton is entitled to participate in the Company’s equity incentive programs during the term of employment. In 2025, Mr. Stanton was eligible to receive from the Company a combination of PSUs (with the performance objective of such PSUs to be based on the Company’s relative TSR over a three-year performance period or such other performance criteria as shall be mutually agreed upon by Mr. Stanton and the Compensation Committee) and time-based RSUs, on such terms as are provided for in the Employment Agreement. Additionally, Mr. Stanton is entitled to receive PSUs (with the performance objective of such PSUs to be based on the Company’s Adjusted EBIT or such other performance criteria as shall be mutually agreed upon by Mr. Stanton and the Compensation Committee pursuant to the Company’s Long-Term Financial Plan), on such terms as are provided for in the Employment Agreement. The Employment Agreement provides that any such PSU award pursuant to the Long-Term Financial Plan will be subdivided into three equal tranches, with Mr. Stanton eligible to receive one-third of the award each year (with the total target number of PSUs to be calculated on the date of grant of the first tranche of such award).

Under the terms of the Employment Agreement, Mr. Stanton is eligible for specified termination payments and benefits in the event of a termination of Mr. Stanton’s employment (i) due to his death or disability, (ii) by Mr. Stanton for good reason, by the Company without cause, or upon a non-renewal of the term of employment by the Company at the completion of the initial two-year term of employment, (iii) due to Mr. Stanton’s retirement (age 65 or age 55 and ten years of service) or (iv) in the event of a termination of employment by the Company without cause or by Mr. Stanton for good reason within two years following a change of control of the Company (excluding the Business Combination), subject to his execution and non-revocation of a release of claims in the Company’s favor and his compliance with confidentiality, non-competition, non-solicitation, non-disparagement and other covenants, all as more specifically provided for in the Employment Agreement and described below under “Potential Payments Upon Termination or Change of Control.”

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Service Agreements with Mr. Dopfer and Dr. Glingener

On April 1, 2006, Adtran Networks entered into a service agreement with Christoph Glingener, the former CEO of Adtran Networks and current Chief Technology Officer of the Company, a position he has held since September 1, 2022. Dr. Glingener's service agreement is extended by amendment each year. Pursuant to such agreement, Dr. Glingener's compensation each year is determined by the Adtran Networks supervisory board (which is similar to the board of directors of a U.S. company) in its sole discretion, but the supervisory board takes into account recommendations from the Company’s Compensation Committee. Dr. Glingener receives an annual base salary and is also eligible to receive an annual and/or long-term fixed or variable bonus award, as well as certain equity awards, benefits and perquisites.

Additionally, under the terms of his service agreement, Dr. Glingener is eligible for specified termination payments and benefits in the event of a termination of his service due to death or inability to work as more specifically provided for in the service agreement and described below under “Potential Payments Upon Termination or Change of Control.” The service agreement also contains non-competition and non-disclosure covenants applicable to Dr. Glingener.

On January 28, 2015, Adtran Networks entered into a service agreement with Ulrich Dopfer on substantially the same terms as Dr. Glingener's service agreement described above. Mr. Dopfer became the Senior Vice President and Chief Financial Officer of the Company on May 1, 2023, and he was subsequently appointed the Company’s principal accounting officer and Corporate Secretary and Treasurer on May 10, 2023. On March 6, 2025, the Company and Mr. Dopfer agreed that Mr. Dopfer would no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer, effective March 10, 2025. Upon the execution of a settlement agreement in May 2025, Mr. Dopfer resigned from all of his positions with the Company and was released from his duties under his service agreement; however, the service agreement remained in force until its termination on November 30, 2025. Mr. Dopfer continued to receive his base salary through December 31, 2025. In addition, Mr. Dopfer's unvested RSUs and stock options continued to vest, and he remained eligible to earn his market-based PSUs and performance-based PSUs, through November 30, 2025, and all such equity awards that remained unvested or unearned, as applicable, as of November 30, 2025 were forfeited. Mr. Dopfer's short-term cash bonus under the VICC for 2025 was forfeited.

Clawback Policies

The Board previously adopted a policy providing that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will recover incentive-based compensation paid to current or former executive officers of the Company during the three years prior to the date as of which the accounting restatement is required, to the extent that any of that compensation was based upon the erroneous data that made the restatement necessary (the “Original Clawback Policy”). Under the Original Clawback Policy, incentive-based compensation includes RSUs, PSUs, and other cash or equity-based compensation awards. To implement this policy, the Board had entered into a clawback agreement with each of the NEOs providing for their agreement to such repayment.

In addition, in October 2023, we adopted a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “New Clawback Policy”), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former officers subject to Section 16 of the Exchange Act, including all of our NEOs. Under the New Clawback Policy, if there is a restatement of our financial results, the Company will recover any erroneously awarded incentive compensation from such officers during a three-year lookback period. In connection with the adoption of the New Clawback Policy, the Board approved an amendment and restatement of the Original Clawback Policy, which applies to compensation received prior to October 2, 2023.

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Recovery of Erroneously Awarded Compensation

Recovery Analysis in Connection with the 2023/2024 Restatements

On May 20, 2025, the Company filed an Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2024 (the "Form 10-K/A") in order to, among other items, restate the consolidated financial statements included in its original Annual Report on Form 10-K for the year ended December 31, 2024 ("Fiscal 2024") and its original Annual Report on Form 10-K for the year ended December 31, 2023 ("Fiscal 2023"). Financial information for the interim periods ended March 31, 2024, June 30, 2024 and September 30, 2024 (the “2024 Interim Periods”) were also restated within the Form 10-K/A (such 2024 Interim Periods, collectively with Fiscal 2024 and Fiscal 2023, the “Affected Periods”, and such restatements, the “2023/2024 Restatements”).

Pursuant to the New Clawback Policy, the Company has reviewed the incentive-based compensation received by its officers (as defined in Rule 16a-1(f) under the Exchange Act) covered by the New Clawback Policy, which included its CEO and Chairman of the Board, current and former Senior Vice President of Finance and Chief Financial Officer, Chief Technology Officer, and Chief Revenue Officer (collectively, the “Covered Officers”), and determined that the only amounts subject to recovery under the New Clawback Policy were the annual cash incentives awarded under the VICC program in respect of Fiscal 2024 (the “2024 cash bonuses”), which were subject to financial reporting measure-based vesting conditions that were achieved during Fiscal 2024. The Company did not award any VICC program bonuses to its officers in 2023 since the performance thresholds were not achieved during 2023. Consequently, the Company has determined that the 2023/2024 Restatements did not result in the recoupment of any 2023 incentive compensation under the New Clawback Policy.

With respect to the 2024 cash bonuses, each Covered Officer was granted a target bonus amount (in dollars and as a percentage of base salary), with the actual incentive earned being based on Adjusted EBIT and revenue (together, the "Company Performance Measures"). Failure to meet the minimum performance threshold corresponding to a specific Company Performance Measure results in the Covered Officer not receiving any portion of the payout award related to such Company Performance Measure.

While the 2023/2024 Restatements did not affect the Company's revenue in 2024, the Company has determined that the 2023/2024 Restatements resulted in a lower Adjusted EBIT in 2024. As a result, a portion of the 2024 cash bonuses received by each of the officers was erroneously awarded and was subject to recovery under the New Clawback Policy. Specifically, Adjusted EBIT for 2024 was previously determined by the Compensation Committee to be $3,227,000 and, following the 2023/2024 Restatements, was determined to be $(2,904,000). The consequence was a reduction in the level of achievement for the portion of the 2024 cash bonuses that was based on Adjusted EBIT from 9.68% of target to 0% of target. As a result of this reduction, payouts to the Covered Officers of the 2024 cash bonuses that were attributable to Adjusted EBIT were determined by the Compensation Committee to be $0, rather than $195,282, in the aggregate, resulting in erroneously awarded compensation attributable to Adjusted EBIT of $195,282.

The erroneously awarded compensation with respect to the 2024 cash bonuses was paid to the Covered Officers in cash, net of tax withholding, in March 2025. The Compensation Committee subsequently recovered the full gross amount of such erroneously awarded compensation from the Covered Officers in accordance with the New Clawback Policy during 2025. No erroneously awarded compensation was outstanding as of December 31, 2025. Furthermore, there is no amount of erroneously awarded compensation that has not yet been determined or was outstanding for 180 days or longer since the date that the Company determined the amount owed by each Covered Officer.

Policy Against Hedging Instruments, Pledging and Other Transactions

Under the Company’s Insider Trading Policy, certain designated insiders, including directors, executive officers, any employee of the Company employed at the level of Senior Vice President (or the equivalent) or higher, or any other employee who is (i) involved in the preparation of or is reasonably expected to be exposed to the quarterly or annual financial statements of the Company prior to their public release or (ii) aware of or has access to information and/or documents relating to a specific event or circumstance that constitutes or may constitute material non-public information (upon notification by the Company via email of their inclusion in a restricted person list) (collectively, “Designated Insiders”), as well as their closely associated persons (which includes (i) any family and household member of such person, (ii) any family members who do not live in such person's household but whose transactions in Company

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securities are directed by such person or are subject to their influence or control, such as parents or children who consult with such person before they trade or transact in Company securities, (iii) any corporation or other business entity controlled or managed by such person or a family or household member of such person, (iv) any trust for which such person, or a family or household member of such person, is the trustee or has a beneficial pecuniary interest, and (v) any “person closely associated” with such person as defined under the EU Market Abuse Regulation), are prohibited from engaging in puts or calls (i.e., publicly traded options to sell or buy stock) or other derivative instruments that relate to or involve Company securities; engaging in short sales involving Company securities; purchasing Company securities on margin; borrowing against any account in which Company securities are held; and engaging in hedging, pledging or monetization transactions (such as zero-cost collars) involving Company securities.

Policy for the Granting of Equity-Based Awards

The Board and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the Company adopted a Policy for the Granting of Equity-Based Awards (“Equity Grant Policy”), which was designed to present a framework of practices and procedures for the granting of equity-based awards by the Company. The Equity Grant Policy provides that the Company shall not grant equity awards to employees (i) within 30 days before the anticipated date on which the Company’s financial results containing key information relating to the Company’s financial figures for the applicable quarterly or annual period are to be released to the public via an ad hoc notification, an earnings release, or a filing with the SEC or (ii) during the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K and ending one business day after the filing or furnishing of such report. Additionally, the Equity Grant Policy provides that the Company shall attempt, when feasible, to avoid granting equity awards to employees during the period beginning four business days before the filing or furnishing of a Current Report on Form 8‑K that discloses material nonpublic information (other than a Current Report on Form 8-K disclosing a material new equity award under Item 5.02(e)) and ending one business day after the filing or furnishing of such report. These same restrictions apply to grants of equity awards to non-employee directors except with respect to initial and annual grants of equity awards to such directors, which occur automatically pursuant to the 2024 Directors Stock Plan.

Furthermore, the Equity Grant Policy provides that no equity awards shall be backdated nor shall the timing of the grant of an equity award in relation to the public disclosure of material nonpublic information be manipulated with the purpose of benefiting an award recipient. The grant date of any equity awards approved at a meeting of the Compensation Committee or the Board shall be the date of such meeting and, if approved via written consent, the date of execution. The grant date of any equity award approved by an authorized individual (pursuant to the Compensation Committee’s authority to delegate under the Company’s equity incentive plans) will be the date that the authorized individual approves in writing or by email the grant of such award. The policy further states that all equity awards will be made in accordance with applicable laws and stock exchange listing standards, the Compensation Committee’s Charter and applicable equity plan documents.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation over $1 million paid to the Company’s CEO and certain other executive officers. While the Committee may consider the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent, the Committee may approve compensation that is not deductible by the Company for tax purposes.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Nikos Theodosopoulos, Chairman
H. Fenwick Huss
Gregory J. McCray

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Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2025, 2024, and 2023, the total compensation paid to or earned by each of the Company’s NEOs. Additional information about our executive compensation program, including the terms of the various short-term and long-term incentive awards, can be found in the Compensation Discussion and Analysis contained in this Proxy Statement.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards (2) ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Thomas R. Stanton	2025	1,022,685	3,763,041	—	2,884,000	14,000	7,683,726

Chief Executive Officer	2024	709,589	2,130,975	—	964,920	13,800	3,819,284

	2023	913,699	4,918,164	—	—	13,200	5,845,063

Timothy Santo (6)	2025	374,301	407,858	—	449,162	167,338	1,398,659

Senior Vice President, Chief Financial Officer and Treasurer

Ulrich Dopfer	2025	78,495	374,047	—	—	351,256	803,798

Former Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer	2024	427,083	203,012	—	208,091	8,334	846,520

	2023	356,705	835,743	—	—	12,833	1,205,281

James D. Wilson, Jr.	2025	414,261	323,364	—	417,738	—	1,155,363

Chief Revenue Officer	2024	346,253	175,504	—	107,320	—	629,077

	2023	387,593	1,626,272	50,465	59,228	13,200	2,136,758

Christoph Glingener (7)	2025	384,665	316,675	—	461,598	18,984	1,181,922

Chief Technology Officer	2024	380,390	183,551	—	205,622	18,204	787,767

	2023	335,377	790,543	—	—	16,713	1,142,633

(1)
Amounts for 2024 and 2023 reflect temporary reductions in base salary for the NEOs (other than Mr. Santo, who joined the Company in 2025) made in connection with the Business Efficiency Program implemented by the Company in late 2023. These reductions ended after approximately nine months, and the salary reductions for Dr. Glingener and Mr. Dopfer were reversed due to German law considerations. The amounts reported for Mr. Dopfer for 2025 reflect the amounts paid by the Company through March 9, 2025. Mr. Dopfer agreed to no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer effective March 10, 2025.
(2)
Amounts for 2025, 2024 and 2023 include the aggregate grant date fair value of time-based RSUs, market-based PSUs, and performance-based PSUs, each as described below and computed in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). For a description of the assumptions used to determine these amounts, see the Stock-Based Compensation note to the consolidated financial statements in our Annual Report on Form 10-K for each of the years ended December 31, 2025, December 31, 2024 (as amended), and December 31, 2023. Amounts do not include phantom stock acquired due to the “reinvestment” of dividends paid on equity deferred under the Company’s equity deferral program, as the amounts of future dividends are factored into the grant date fair value of the awards.

Annual Stock Awards: Amounts for 2025, 2024 and 2023 include the aggregate grant date fair value of annual stock awards, including grants of time-based RSUs and market-based PSUs. The grant date fair values of the time-based RSUs are based on the closing price of our common stock on the grant date. The grant date fair values of the market-based PSUs are based on the probable outcome of the performance conditions as of the grant dates (taking into account a Monte Carlo simulation applicable to the market-based performance metric, or $10.95 for the market-based PSUs granted on March 19, 2025, $12.95 for the market-based PSUs granted on January 24, 2025, $8.29 for the market-based PSUs granted on January 26, 2024, and $22.31 for the market-based PSUs granted on January 20, 2023). The maximum values of the market-based PSUs (calculated by multiplying the maximum potential number of market-based PSUs that could be earned by the grant date fair values set forth above) are: for Mr. Stanton, $2,251,422, $1,212,031 and $2,187,239 for the 2025, 2024 and 2023 awards, respectively; for Mr. Santo, $335,793 for the 2025 awards; for Mr. Dopfer, $307,692, $165,651 and $132,372 for the 2025, 2024 and 2023 awards, respectively; for Mr. Wilson, $266,000, $143,201 and $295,329 for the 2025, 2024 and 2023 awards, respectively; and for Dr. Glingener, $260,497, $94,281 and $113,003 for the 2025, 2024 and 2023 awards, respectively. There can be no assurance that the grant date fair value will ever be realized.

Long-Term Financial Plan Stock Awards (3-year awards): Amounts for 2025, 2024 and 2023 include the aggregate grant date fair value of the performance-based PSUs granted pursuant to the 2023 Long-Term Financial Plan. The grant date fair values of the performance-based PSUs are based on the closing stock price on the grant date. The maximum values of the performance-based PSUs (calculated by multiplying the maximum potential number of performance-based PSUs that could have been earned by the grant date fair value) are: for Mr. Stanton, $614,091, $629,624, and $1,800,009 for the 2025, 2024 and 2023 awards, respectively; for Mr. Dopfer, $790,191 for the 2023 awards; for Mr. Wilson,

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$1,500,008 for the 2023 awards; and for Dr. Glingener, $790,191 for the 2023 awards. There can be no assurance that the grant date fair value will ever be realized.

Equity Portion of Integration Awards: Amounts for 2023 also include the aggregate grant date fair value of the performance-based PSUs granted pursuant to the Integration Bonus Plan. The grant date fair values of the performance-based PSUs are based on the closing stock price on the grant date. The maximum values of the performance-based PSUs (calculated by multiplying the maximum potential number of performance-based PSUs that could have been earned by the grant date fair value) are: for Mr. Stanton, $659,998; for Mr. Dopfer, $142,546; for Mr. Wilson, $267,355; and for Dr. Glingener, $121,686.

(3)
This amount represents the grant date fair value of a one-time grant of 16,878 stock options to Mr. Wilson in connection with his salary reduction approved on December 1, 2023, pursuant to the Business Efficiency Program. The grant date fair value is computed in accordance with the Stock Compensation Topic of the FASB ASC. For a description of the assumptions used to determine this amount, see the Stock-Based Compensation note to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. There can be no assurance that the grant date fair value will ever be realized.
(4)
See “Elements of 2025 Executive Compensation—Short-Term Cash Incentives—2025 Bonus Program” above for a description of the annual cash incentive awards granted to the NEOs during 2025. The Company’s annual cash incentive awards are based on pre-established, performance‑based targets and, therefore, are reportable as “Non‑Equity Incentive Plan Compensation” rather than as “Bonus.” For Mr. Wilson, these amounts also include sales incentive payments earned during such years. Furthermore, the 2024 amounts include the cash bonus earned pursuant to the Integration Bonus Plan. See “Elements of 2024 Executive Compensation—Long-Term Cash Incentives—Integration Awards” in the Company's Revised Definitive Proxy Statement filed on June 9, 2025. Amounts in this column for 2024 also exclude erroneously awarded compensation that was subject to recovery under the New Clawback Policy as a result of a restatement of the Company's previously issued financial statements. Moreover, in connection with his departure from the Company, Mr. Dopfer's short-term cash bonus under the VICC for 2025 was forfeited.
(5)
All Other Compensation for 2025 for each NEO consists of the following:

Name	Company Contributions to 401(k) Plan ($) (a)	Perquisites ($) (b)	Termination Payments ($) (c)	Total ($)

Thomas R. Stanton	14,000	—	—	14,000
Timothy Santo	—	167,338	—	167,338
Ulrich Dopfer	7,801	621	342,834	351,256
James D. Wilson, Jr.	—	—	—	—
Christoph Glingener	—	18,984	—	18,984

(a)
Represents the Company’s contributions in 2025, if any, to each NEO’s 401(k) retirement plan account, other than Dr. Glingener who is not based in the U.S. and is thus not eligible to participate in the 401(k) plan.
(b)
For Mr. Santo, this amount represents relocation benefits, including a miscellaneous one-time moving expenses allowance ($5,000), reimbursement of certain costs relating to the sale of his prior home and purchase of a new home ($107,380), a rental allowance to cover temporary housing costs ($8,000), and reimbursement of certain moving and storage fees ($46,958). For Mr. Dopfer, this amount represents long-term disability plan premiums. For Dr. Glingener, this amount represents the taxable benefit of his use of a Company car ($7,822) and contributions by the Company toward his German pension insurance ($1,369) and German unemployment insurance ($9,793). Dr. Glingener’s amounts are reflected in the table in U.S. dollars and were converted from Euros to U.S. dollars using the average Euro to U.S. dollar foreign currency exchange rate for 2025, or 1.0901. Prior year amounts for Mr. Stanton have been revised to eliminate the premiums paid for continued additional medical benefits as Mr. Stanton reimburses the Company annually for such amounts.
(c)
Mr. Dopfer agreed to no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer effective March 10, 2025; however, he remained employed by the Company and continued to serve as a management board member of Adtran Networks until the execution of a settlement agreement in May 2025. In accordance with the terms of the settlement agreement, Mr. Dopfer continued to receive his base salary through December 31, 2025. The termination payment reflects the salary paid to Mr. Dopfer from March 10, 2025 through December 31, 2025.
(6)
Compensation information is not provided for Mr. Santo for 2024 or 2023 as he joined the Company on March 10, 2025.
(7)
The amounts included in the table are in U.S. dollars, but Dr. Glingener received his salary in Euros. To convert his Euro amounts to U.S. dollars for the table, we used the average Euro to U.S. dollar foreign currency exchange rate for 2025 (1.0901), 2024 (1.0849), and for 2023 (1.0765).

53	2026 Proxy Statement

Grants of Plan-Based Awards in 2025

The following table provides certain information regarding the annual cash incentive compensation and equity incentive awards granted to our NEOs during the fiscal year ended December 31, 2025. Additional information about our executive compensation program, including the terms of the various short-term and long-term incentive awards, can be found in the Compensation Discussion and Analysis contained in this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Thomas R. Stanton	1/24/2025 (2)	—	—	—	29,971	119,884	179,825	—	1,500,948
	1/24/2025 (3)	—	—	—	—	—	—	159,845	1,648,002
	2/28/2025 (4)	432,600	1,442,000	2,884,000	—	—	—	—	—
	3/11/2025 (5)	—	—	—	36,123	72,246	108,369	—	614,091

Timothy Santo	3/19/2025 (2)	—	—	—	5,111	20,444	30,667	—	223,862
	3/19/2025 (3)	—	—	—	—	—	—	20,444	183,996
	3/19/2025 (4)	67,374	224,581	449,162	—	—	—	—	—

Ulrich Dopfer	1/24/2025 (2)	—	—	—	4,096	16,348	24,576	—	205,128
	1/24/2025 (3)	—	—	—	—	—	—	16,384	168,919
	2/28/2025 (4)	73,800	246,000	492,000	—	—	—	—	—

James D. Wilson, Jr.	1/24/2025 (6)	—	83,445	—	—	—	—	—	—
	1/24/2025 (2)	—	—	—	3,541	14,164	21,246	—	177,333
	1/24/2025 (3)	—	—	—	—	—	—	14,164	146,031
	2/28/2025 (4)	50,067	166,890	333,780	—	—	—	—	—

Christoph Glingener	1/24/2025 (2)	—	—	—	3,468	13,871	20,806	—	173,665
	1/24/2025 (3)	—	—	—	—	—	—	13,871	143,010
	2/28/2025 (4)	69,240	214,514	429,028	—	—	—	—	—

(1)
The values shown in this column represent the grant date fair values of the various awards as described below. For a description of the assumptions used to determine these amounts, see the Stock-Based Compensation note to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. With respect to the market-based PSUs, the grant date fair value of the target award is calculated by multiplying the target number of market-based PSUs by an amount based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation, or $12.52 for the market-based PSUs granted to the named executive officers other than Mr. Santo on January 24, 2025 and $10.95 for the market-based PSUs granted to Mr. Santo on March 19, 2025 . With respect to the time-based RSUs, the grant date fair value of the award is based on the closing stock price on the grant date. With respect to the performance-based PSUs granted to Mr. Stanton pursuant to the 2023 Long-Term Financial Plan, the grant date fair value of the target award is calculated by multiplying the target number of performance-based PSUs by the closing stock price as of the grant date, or $8.50 for the performance-based PSUs granted on March 11, 2025. There can be no assurance that the grant date fair value will ever be realized.
(2)
Annual Stock Awards (Market-Based PSUs): The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO under the market-based PSU awards granted on January 24, 2025 or, for Mr. Santo, March 19, 2025.
(3)
Annual Stock Awards (Time-Based RSUs): The amounts shown in this row reflect the number of time-based RSUs granted to each NEO on January 24, 2025 or, for Mr. Santo, March 19, 2025.
(4)
2025 Bonus Program: The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO under our bonus program in 2025. The actual amount earned in 2025 by each NEO under the 2025 bonus program is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 52. Mr. Santo's bonus was pro-rated based on the length of his employment with the Company in 2025.
(5)
Long-Term Financial Plan Stock Awards (3-year awards): The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to Mr. Stanton under the performance-based PSU award granted to him in 2025 pursuant to the 2023 Long-Term Financial Plan.
(6)
2025 Sales Incentive Arrangement: Mr. Wilson was also eligible to earn a sales incentive payment during 2025, and his target established by the Compensation Committee was $83,445. There is no threshold or maximum level of sales applicable to this arrangement.

54	2026 Proxy Statement

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by our NEOs as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)

Thomas	1/20/2023	—	—	—	—	43,573	378,658	—	—
R. Stanton	1/20/2023	—	—	—	—	—	—	65,359	567,970
	1/26/2024	—	—	—	—	97,469	847,006	—	—
	1/26/2024	—	—	—	—	—	—	146,204	1,270,508
	1/24/2025	—	—	—	—	159,845	1,389,053	—	—
	1/24/2025	—	—	—	—	—	—	119,884	1,041,792

Timothy	3/19/2025	—	—	—	—	20,444	177,658	—	—
Santo	3/19/2025	—	—	—	—	—	—	20,444	177,658

Ulrich	5/15/2021	61,830	—	12.17	2/28/2026	—	—	—	—
Dopfer

James D.	1/20/2023	—	—	—	—	4,413	38,349	—	—
Wilson, Jr.	1/20/2023	—	—	—	—	—	—	8,825	76,689
	12/1/2023	16,878	—	5.23	12/1/2033	—	—	—	—
	1/26/2024	—	—	—	—	8,637	75,056	—	—
	1/26/2024	—	—	—	—	—	—	17,274	150,111
	1/24/2025	—	—	—	—	14,164	123,085	—	—
	1/24/2025	—	—	—	—	—	—	14,164	123,085

Christoph	5/15/2020	41,220	—	7.01	5/14/2027	—	—	—	—
Glingener	5/15/2021	107,172	—	12.17	5/14/2028	—	—	—	—
	5/15/2022	—	85,383	19.08	5/14/2029	—	—	—	—
	5/24/2023	—	—	—	—	3,813	33,135	—	—
	5/24/2023	—	—	—	—	—	—	7,625	66,261
	1/26/2024	—	—	—	—	9,033	78,497	—	—
	1/26/2024	—	—	—	—	—	—	18,066	156,994
	1/24/2025	—	—	—	—	13,871	120,539	—	—
	1/24/2025	—	—	—	—	—	—	13,871	120,539

(1)
Mr. Dopfer’s and Dr. Glingener’s stock options were granted prior to the Business Combination pursuant to the 2011 ADVA Optical Networking SE Stock Option Right Program for the Management Board, Plan XIVa (the “2011 ADVA Optical Networking Stock Option Program”) and were assumed by the Company in the Business Combination, such that they are now exercisable for Company common stock. In connection with this assumption, the assumed options are subject to the terms and conditions of the 2015 Employee Plan, except with respect to the vesting and expiration terms, which continue to be governed by the 2011 ADVA Optical Networking Stock Option Program. Mr. Dopfer’s and Dr. Glingener’s stock options became exercisable or, with respect to Dr. Glingener's stock options granted on May 15, 2022, will become exercisable on the fourth anniversary of the execution of the applicable award agreement and expire seven years from such date of execution or 90 days following such individual's termination of employment.

Mr. Wilson received a one-time grant of stock options under the 2020 Employee Plan in connection with his salary reduction approved on December 1, 2023 pursuant to the Business Efficiency Program. These stock options vest in equal installments over two years from the grant date.

(2)
For Mr. Dopfer and Dr. Glingener, the option exercise price presented was calculated by dividing the exercise price of the applicable Adtran Networks stock option immediately prior to the closing of the Business Combination by the exchange ratio applicable to the Business Combination, converted into U.S. dollars at the applicable foreign exchange rate on the date of the closing.
(3)
The time-based RSUs granted under the 2020 Employee Plan and the 2024 Employee Plan vest 25% on each of the first four anniversaries of the grant date.
(4)
The market value is based on the closing price of our common stock on Nasdaq on December 31, 2025, the last trading day of 2025, of $8.69, multiplied by the number of unvested time-based RSUs or unearned PSUs, as applicable. With respect to the market-based PSUs, the reported value of each award has been presented based on the assumed achievement of the next higher performance measure that exceeds actual performance as of December 31, 2025.

55	2026 Proxy Statement

(5)
Recipients are eligible to earn the market-based PSUs granted pursuant to the Annual Equity Awards based on the Company’s relative TSR performance over a three-year performance period from the grant date. The number of shares for each award has been presented based on the assumed achievement of the next higher performance measure that exceeds actual performance as of December 31, 2025.

56	2026 Proxy Statement

Option Exercises and Stock Vested in 2025

The following table sets forth information with respect to PSUs that were earned and time-based RSUs that vested during the fiscal year ended December 31, 2025. None of the NEOs exercised stock options during the fiscal year ended December 31, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Thomas R. Stanton	100,143	954,970
Timothy Santo	—	—
Ulrich Dopfer	5,563	51,750
James D. Wilson, Jr.	6,679	63,846
Christoph Glingener	4,917	45,910

(1)
Represents (i) the time-based RSUs that vested in 2025, which RSUs vest 25% on each of the first four anniversaries of the respective grant date and (ii) the market-based PSUs earned in 2025. While the performance period ended for the 2023 Long-Term Financial Plan PSUs on December 31, 2025, the performance threshold was not achieved and the NEOs did not receive any shares upon the settlement of such PSUs.
(2)
The value realized upon the vesting of the time-based RSUs is calculated based upon the closing price of our common stock on Nasdaq on the applicable vesting dates. The value realized upon the issuance of the earned PSUs is calculated based upon the closing price of our common stock on Nasdaq on December 31, 2025, of $8.69.

Equity Compensation Plans

2015 Employee Stock Incentive Plan

In 2015, we adopted the ADTRAN Holdings, Inc. 2015 Employee Stock Incentive Plan (the “2015 Employee Plan”), under which awards of stock options, RSUs and PSUs have been granted to our employees pursuant to the terms of award agreements. The 2015 Employee Plan was replaced by the 2020 Employee Plan (as defined below), but outstanding awards granted under the 2015 Employee Plan remain subject to the terms of such plan. Specifically, the stock options granted to Adtran Networks employees pursuant to the 2011 ADVA Optical Networking Stock Option Program that were assumed by the Company in the Business Combination, such that they are now exercisable for Company common stock, remain subject to the terms and conditions of the 2015 Employee Plan, except with respect to the vesting and expiration terms, which continue to be governed by the 2011 ADVA Optical Networking Stock Option Program.

Change of Control and Other Transactions. Upon a corporate transaction, including a change of control (as defined in the 2015 Employee Plan), the Compensation Committee may make appropriate adjustments to the shares available for, and the exercise price and/or base value of, awards and other actions it deems appropriate including, without limitation, providing that awards will be: (i) substituted for equivalent awards; (ii) upon reasonable prior written notice, terminated without payment if not exercised within a certain period (for stock options) or terminated if not accepted within a certain period (for time-based RSUs); (iii) terminated in exchange for payment; (iv) fully vested and exercisable; and/or (v) with respect to PSUs, issued based on the higher of the actual attainment of the performance targets or the participant’s target award. See “Potential Payments Upon Termination or Change of Control.”

Amendment and Termination. The Board may amend or terminate any award agreement entered into pursuant to the 2015 Employee Plan at any time. However, no amendment may adversely affect the rights of holders of outstanding awards without their consent, and no award agreement may be amended to reprice any award.

57	2026 Proxy Statement

2020 Employee Stock Incentive Plan

In 2020, we adopted the ADTRAN Holdings, Inc. 2020 Employee Stock Incentive Plan (as amended, the “2020 Employee Plan”), under which awards of stock options, RSUs and PSUs have been granted to our employees pursuant to the terms of award agreements. The 2020 Employee Plan was replaced by the 2024 Employee Plan (as defined below), but outstanding awards granted under the 2020 Employee Plan remain subject to the terms of such plan.

Change of Control and Other Transactions. Upon a corporate transaction, including a change of control, the Committee may make appropriate adjustments to the shares available for, and the exercise price and/or base value of, awards and other actions it deems appropriate including, without limitation, providing that awards will be: (i) substituted for equivalent awards; (ii) upon reasonable prior written notice, terminated without payment if not exercised within a certain period (for stock options and SARs) or terminated if not accepted within a certain period (for restricted stock and RSUs); (iii) terminated in exchange for payment; (iv) fully vested and exercisable; and/or (v) with respect to performance-based awards, settled based on the higher of the actual attainment of the performance targets or the participant’s target award.

Amendment and Termination. The Board may amend or terminate any award agreement entered into pursuant to the 2020 Employee Plan at any time. However, no amendment may adversely affect a participant’s rights or benefits under an award without such participant’s consent, and no award agreement may be amended to reprice any award.

2024 Employee Stock Incentive Plan

The Board of Directors adopted the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “2024 Employee Plan”) on February 29, 2024, and the Company’s stockholders approved the 2024 Employee Plan at the 2024 Annual Meeting of Stockholders. The purpose of the 2024 Employee Plan is to further the growth and development of the Company by offering certain employees and key service providers and advisors of the Company and our subsidiaries the opportunity to obtain an ownership interest in the Company. The 2024 Employee Plan also provides such individuals with an added incentive to continue in the employment and/or service, promote the growth, efficiency, and profitability, and help attract outstanding individuals to the service, of the Company and its subsidiaries. The following is a summary of the material terms and provisions of the 2024 Employee Plan:

Administration. Under the 2024 Employee Plan, the Board appoints a committee to administer the 2024 Employee Plan, which committee must consist solely of non-employee directors. The Board has appointed the Compensation Committee, all of whose members qualify as non-employee directors, to administer the 2024 Employee Plan. Among other powers and duties, the Committee has the authority to interpret the 2024 Employee Plan, to prescribe, amend, and rescind rules and regulations relating to the 2024 Employee Plan, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the 2024 Employee Plan. With respect to awards to non-officer employees and service providers, the Plan authorizes the Company’s CEO to grant awards using the form of award agreement approved by the Committee.

Common Stock Subject to Awards; Maximum Limit. The stock underlying awards under the 2024 Employee Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the 2024 Employee Plan is limited to 3,970,058 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans as described below, with no more than 1,000,000 shares awarded to any participant during any calendar year, subject to adjustment as provided in the 2024 Employee Plan. All such shares that are available for issuance under the 2024 Employee Plan can be used to grant incentive stock options (“ISOs”). Common stock subject to awards and other provisions of the 2024 Employee Plan shall consist of the following: (i) authorized but unissued shares of common stock; (ii) authorized and issued shares of common stock held by the Company in its treasury which have been reacquired by the Company; and (iii) shares of common stock purchased by the Company in the open market.

58	2026 Proxy Statement

If an award under the 2024 Employee Plan or the Company’s prior equity incentive plans is cancelled, terminates, expires without exercise, is forfeited or lapses, the shares retained or returned to the Company will again be available for issuance under the 2024 Employee Plan. The 2024 Employee Plan prohibits “liberal share recycling,” in that the following shares shall not again become available for issuance: (i) the total number of stock options or stock appreciation rights (“SARs”) that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued as the result of a net settlement, (ii) the total number of shares underlying any stock-settled SAR that has been exercised regardless of whether a lesser number of shares have been delivered, (iii) any shares used to pay any exercise price on any award that is subject to exercise, (iv) any shares used to satisfy tax withholding obligations and (v) any shares repurchased by the Company on the open market using proceeds from the exercise of any award.

Adjustments. The Committee will make appropriate and proportional adjustments to the number and kind of shares available for, and the exercise price and/or base value of, awards to reflect any change in our capital structure by reason of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock. The Committee (or, for participants other than officers, the Company’s CEO) also has the power, in connection with a participant’s separation from service, to accelerate vesting of outstanding awards or allow continued vesting and exercise of outstanding awards over their original vesting and exercise period.

Types of Awards. The 2024 Employee Plan permits grants of ISOs, nonqualified stock options (“NQSOs”), SARs, restricted stock and RSUs. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award.

Performance-Based Awards. Awards under the 2024 Employee Plan may be subject to certain performance measures and the Committee must certify attainment of the performance measures before any payment of the award is made. Unless the Committee specifies otherwise in the award agreement or approved by separate action of the Committee (or CEO) as described under Adjustments above, if restricted stock or RSUs are subject to performance-based vesting, then upon the participant’s death or disability, or upon a change of control, a portion of the award becomes immediately vested on a pro-rata basis (based on the portion of the performance period that has elapsed), as if the performance measures had been achieved at target.

Corporate Transaction; Change of Control. Unless otherwise provided in an award agreement, upon a corporate transaction, including a change of control, (i) all outstanding stock options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such stock options or SARs, and any restrictions applicable to outstanding Restricted Stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or RSUs and (ii) with respect to performance-based awards, any incomplete performance periods shall end on the date of such transaction and the awards shall be settled based on the higher of the actual attainment of the performance targets or the participant’s target award, except that any award will be pro-rated based on the number of days that the participant was employed between the beginning of the performance period and the date of such transaction. The Committee also may (i) make provision for outstanding awards to be substituted for equivalent awards or (ii) cancel outstanding awards in exchange for payment. In the case of an award having an exercise price equal to or greater than the fair market value of the consideration to be paid per share of common stock in the change of control, the Committee may cancel the stock option or SAR without payment of consideration to the applicable participant.

Clawbacks. Awards are subject to a general clawback right as provided by Company policies, as required by law, as set forth in an award agreement or other agreement, or where the Committee determines that the participant has violated certain financial or ethical requirements or been terminated for “Cause.”

Amendment and Termination. The Board shall have the power at any time to amend, modify, or repeal any provisions of the 2024 Employee Plan, to suspend the operation of the 2024 Employee Plan or any of its provisions for any period or periods, or to terminate the 2024 Employee Plan in whole or in part. Notwithstanding the foregoing, the addition, amendment, modification, repeal, suspension or termination shall not adversely affect the rights of a participant who

59	2026 Proxy Statement

has an outstanding award without the consent of the participant. No modification or amendment of the 2024 Employee Plan may be made without the prior approval of the Company’s stockholders if such approval is necessary with respect to tax, securities or other applicable laws or rules or regulations of any stock exchange.

Term. The 2024 Employee Plan became effective upon stockholder approval at the 2024 Annual Meeting of Stockholders. Unless earlier terminated by the Board, the 2024 Employee Plan will remain in effect until the tenth (10th) anniversary of the effective date, or May 8, 2034.

2024 Directors Stock Plan

The Board of Directors adopted the ADTRAN Holdings, Inc. 2024 Directors Stock Plan (the “2024 Directors Plan”) on February 29, 2024, and the Company’s stockholders approved the 2024 Directors Plan at the 2024 Annual Meeting of Stockholders. The purpose of the 2024 Directors Plan is to further the growth and development of the Company by encouraging non-employee directors to obtain a proprietary interest in the Company by owning its stock. The following is a summary of the material terms and provisions of the 2024 Directors Plan:

Administration. Under the 2024 Directors Plan, the Board appoints a committee to administer the 2024 Directors Plan, which committee must consist solely of non-employee directors. The Board has appointed the Compensation Committee, all of whose members qualify as non-employee directors, to administer the 2024 Directors Plan. Among other powers and duties, the Committee has the authority to interpret the 2024 Directors Plan, to prescribe, amend, and rescind rules and regulations relating to the 2024 Directors Plan, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the 2024 Directors Plan.

Common Stock Subject to Awards; Maximum Limit. The stock underlying awards under the 2024 Directors Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the 2024 Directors Plan is limited to 655,000 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans as described below. Common stock subject to awards and other provisions of the 2024 Directors Plan shall consist of the following: (i) authorized but unissued shares of common stock; (ii) authorized and issued shares of common stock held by the Company in its treasury which have been reacquired by the Company; and (iii) shares of common stock purchased by the Company in the open market.

If an award under the Company’s prior equity incentive plans is cancelled, terminates, expires without exercise, is forfeited or lapses, the shares retained or returned to the Company will again be available for issuance under the 2024 Directors Plan. The 2024 Directors Plan prohibits “liberal share recycling,” in that the following shares shall not again become available for issuance: (i) the total number of stock options that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued as the result of a net settlement, (ii) any shares used to pay any exercise price on any award that is subject to exercise, (iii) any shares used to satisfy tax withholding obligations and (iv) any shares repurchased by the Company on the open market using proceeds from the exercise of any award.

Adjustments. The Committee will make appropriate and proportional adjustments to the number and kind of shares available for, and the exercise price of, awards to reflect any change in our capital structure by reason of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock. The Committee also has the power, in connection with a director’s termination of service, to accelerate vesting of outstanding awards or allow continued vesting of outstanding awards over their original vesting period.

Types of Awards. The Committee, in its discretion, may award stock options, restricted stock and restricted RSUs under the 2024 Directors Plan. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award.

60	2026 Proxy Statement

Corporate Transaction; Change of Control. Unless otherwise provided in an award agreement, upon a corporate transaction, including a change of control, (i) all outstanding stock options shall become immediately exercisable with respect to 100% of the shares subject to such stock options, and any restrictions applicable to outstanding Restricted Stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or RSUs and (ii) with respect to performance-based awards, any incomplete performance periods shall end on the date of such transaction and the awards shall be settled based on the higher of the actual attainment of the performance targets or the participant’s target award, except that any award will be pro-rated based on the number of days that the participant was employed between the beginning of the performance period and the date of such transaction. The Committee also may (i) make provision for outstanding awards to be substituted for equivalent awards or (ii) cancel outstanding awards in exchange for payment. In the case of an award having an exercise price equal to or greater than the fair market value of the consideration to be paid per share of common stock in the change of control, the Committee may cancel the stock option without payment of consideration to the applicable participant.

Clawbacks. Awards are subject to a general clawback right as provided by Company policies, as required by law, as set forth in an award agreement or other agreement, or where the Committee determines that the participant has violated certain financial or ethical requirements or been terminated for “Cause.”

Amendment and Termination. The Board shall have the power at any time to amend, modify, or repeal any provisions of the 2024 Directors Plan, to suspend the operation of the 2024 Directors Plan or any of its provisions for any period or periods, or to terminate the 2024 Directors Plan in whole or in part. Notwithstanding the foregoing, the addition, amendment, modification, repeal, suspension or termination shall not adversely affect the rights of a participant who has an outstanding award without the consent of the participant. No modification or amendment of the 2024 Directors Plan may be made without the prior approval of the Company’s stockholders if such approval is necessary with respect to tax, securities or other applicable laws or rules or regulations of any stock exchange.

Term. The 2024 Directors Plan became effective upon stockholder approval at the 2024 Annual Meeting of Stockholders. Unless earlier terminated by the Board, the 2024 Directors Plan will remain in effect until the tenth (10th) anniversary of the effective date, or May 8, 2034.

61	2026 Proxy Statement

Nonqualified Deferred Compensation in 2025

The following table sets forth information regarding the deferred compensation plans in which our NEOs participated in 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (1)

Thomas R. Stanton	—	—	4,339,829	—	32,053,470
Timothy Santo	—	—	—	—	—
Ulrich Dopfer	—	—	—	—	—
James D. Wilson, Jr.	—	—	9,557	—	173,849
Christoph Glingener	—	—	—	—	—

(1)
These amounts reflect the following amounts that have been reported as compensation to the NEO in previous proxy statements: Mr. Stanton, $27,713,642, and Mr. Wilson, $164,292.

We previously maintained the ADTRAN Holdings, Inc. Deferred Compensation Plan for Employees, the ADTRAN Holdings, Inc. Deferred Compensation Plan for Directors, the ADTRAN Holdings, Inc. Equity Deferral Program for Employees and the ADTRAN Holdings, Inc. Equity Deferral Program for Directors. These four plans were originally a single deferred compensation plan; however, for administrative purposes, we restated that single plan into four separate plans which we refer to herein, collectively, as a single “Deferred Compensation Plan.” The Deferred Compensation Plan was terminated by the Board effective November 3, 2025.

The Deferred Compensation Plan was offered as a supplement to our tax-qualified 401(k) plan and allowed participants to defer a portion of their salaries and all or a portion of their annual VICC and equity awards and permitted us to make matching contributions on a discretionary basis, without the limitations that apply to the 401(k) plan. We did not make any matching contributions under the plan. All contributions were unfunded and were credited to bookkeeping accounts for the participants, although we set aside assets in a rabbi trust to pay for the benefits under the Deferred Compensation Plan. Each participant’s account was credited with earnings as if the account were invested as elected by the participant among pre-approved mutual funds. Benefits were usually distributed or began to be distributed on the first day of the month following the six-month anniversary of the participant’s separation from service. Benefits were paid in a single lump sum cash payment, and any deferred stock awards were paid in whole shares of Adtran common stock with fractional shares paid in cash; however, a participant could elect to receive a portion of his or her benefit in installments paid over three or ten years.

Under the Deferred Compensation Plan, participants were entitled to receive their benefits upon termination of employment (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code). The amount they received was based on their account balance, which would consist of their contributions to the plan and any earnings as described above. Benefits were not payable from the plan until the first day of the month following the six-month anniversary of the participant’s separation from service.

As a result of the termination of the Deferred Compensation Plan, no new deferrals were permitted to be credited to the participants for compensation earned after November 3, 2025. Due to federal tax law, distributions from the Deferred Compensation Plan that are related to the termination of the Deferred Compensation Plan may only be made after November 3, 2026, and they must be completely distributed by November 3, 2027. The Company intends to distribute the entire vested balance to participants as soon as administratively feasible after November 3, 2026.

62	2026 Proxy Statement

Potential Payments Upon Termination or Change of Control

This section describes the limited benefits that would be provided to our NEOs under our executive compensation arrangements upon a change of control of the Company or following termination of employment (provided, in some cases further described below, the termination must be a “separation from service” as defined in Section 409A of the Internal Revenue Code). We also provide tables below showing the potential benefits payable to each of our NEOs upon a change of control of the Company or following termination of employment as of December 31, 2025.

Discussion of Potential Benefits Under Various Arrangements

Cash Incentive Compensation

Under the Company’s annual variable incentive compensation (“VICC”) programs, which are established pursuant to the Company’s Variable Incentive Compensation Plan, a plan participant must be employed by the Company through the date that payment of an award is scheduled to be made for a plan year to be eligible to receive any award for such year. If a termination of employment for any reason occurred on December 31, 2025, the executive would be disqualified from the VICC program for 2025 and any VICC would be forfeited unless otherwise provided in an employment or service agreement. In the event of a change of control of the Company, each executive will receive an immediate lump sum cash payment of the VICC award in an amount consistent with the expected level of achievement and for a proportionate share of the annualized amount for the part-year period ending on the change of control event. See “Elements of 2025 Executive Compensation—Short-Term Cash Incentives—2025 Bonus Program” above for a description of how the appropriate payment and benefit levels were determined under the VICC program for 2025.

Under Mr. Wilson’s sales incentive arrangement, upon various termination events and a change of control of the Company, he is entitled to receive his earned compensation through the date of such event. If his employment is terminated by the Company for cause, management has sole discretion to pay his earned compensation through the date of termination, but the tables below assume that management would not exercise such discretion. See “Elements of 2025 Executive Compensation—Short-Term Cash Incentives—2025 Sales Incentive Arrangement for Chief Revenue Officer” above for a description of how the appropriate payment and benefit levels were determined under Mr. Wilson’s sales incentive arrangement.

Incentive Plans

Under our 2015 Employee Plan and 2020 Employee Plan, all awards (or portions thereof) that remain unexercisable or unvested upon a participant’s termination of employment for any reason (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code) shall be forfeited by the participant immediately upon the date of such termination, unless the Compensation Committee decides otherwise. With respect to outstanding PSU awards, unless otherwise provided in an award agreement, upon a termination of employment for any reason, a pro rata portion of the shares subject to such award shall be deemed earned equal to the target number of shares multiplied by a fraction, the numerator of which equals the number of days elapsed from the grant date to the date of the applicable acceleration event and the denominator of which equals the days in the performance period. Under our 2015 Employee Plan and 2020 Employee Plan, if there is a change in control, then any outstanding awards shall immediately become fully exercisable or vested unless otherwise provided in an award, employment or service agreement.

Under our 2024 Employee Plan, all awards (or portions thereof) that remain unexercisable or unvested upon a participant’s termination of employment for any reason (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code) shall be forfeited by the participant immediately upon the date of such termination, unless the Compensation Committee decides otherwise. With respect to outstanding PSU awards, unless otherwise provided in an award, employment or service agreement, upon a termination of employment for any reason, a pro rata portion of the shares subject to such award shall be deemed earned equal to the target number of

63	2026 Proxy Statement

shares multiplied by a fraction, the numerator of which equals the number of days elapsed from the grant date to the date of the applicable acceleration event and the denominator of which equals the days in the performance period. Unless otherwise provided in an award agreement, upon a corporate transaction, including a change of control, (i) all outstanding stock options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such stock options or SARs, and any restrictions applicable to outstanding restricted stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of restricted stock or RSUs and (ii) with respect to performance-based awards, any incomplete performance periods shall end on the date of such transaction and the awards shall be settled based on the higher of the actual attainment of the performance target or the participant’s target award, except that any award will be pro-rated based on the number of days that the participant was employed between the beginning of the performance period and the date of such transaction.

The award agreements for the market-based PSUs and time-based RSUs granted to the NEOs (other than Mr. Stanton) after October 2024 provide that the awards shall not immediately vest upon a change of control unless, within 24 months following the change of control, the NEOs experience an involuntary separation from service without cause. The award agreements for the market-based PSUs and time-based RSUs granted to the NEOs (other than Mr. Stanton) prior to October 2024 provide for accelerated vesting upon a change of control. The treatment of Mr. Stanton's equity awards upon a change of control are governed by the terms of his employment agreement. Pursuant to Mr. Stanton’s Employment Agreement, he is not entitled to any compensation or benefits upon a change of control unless, within 24 months following the change of control, a termination by the Company without cause or by Mr. Stanton for good reason occurs. In such an event, he would be entitled to the amount of his outstanding PSUs based on target level of achievement and the accelerated vesting of all unvested RSUs.

Mr. Dopfer’s and Dr. Glingener’s stock options were granted prior to the Business Combination pursuant to the 2011 ADVA Optical Networking Stock Option Program and were assumed by the Company in the Business Combination, such that they now represent options to acquire Company common stock. In connection with this assumption, the assumed options are subject to the terms and conditions of the 2015 Employee Plan, except with respect to the expiration and vesting terms, which continue to be governed by the 2011 ADVA Optical Networking Stock Option Program. Pursuant to the Option Rights Agreements entered into by Mr. Dopfer and Dr. Glingener under the 2011 ADVA Optical Networking Stock Option Program, all vested and unvested stock options automatically expire upon the receipt of a notice of termination of service. Notwithstanding the foregoing, in connection with Mr. Dopfer's settlement agreement discussed below, Mr. Dopfer retained all stock options that had vested as of November 30, 2025 and forfeited all stock options that remained unvested as of such date. The stock options remained exerciseable for 90 days following November 30, 2025, after which they expired pursuant to the terms of his award agreement. In case of publication of an offer for the acquisition of more than 50% of the shares of Adtran Networks, the supervisory board may require that the optionee exercise all option rights within four weeks; provided, however, that at least four years have elapsed since the option rights were granted. All option rights that are not exercised within this four-week time period will automatically expire.

Employment Agreements and Service Agreements

Mr. Stanton’s Employment Agreement

Under the terms of his Employment Agreement, Mr. Stanton is eligible for specified termination payments and benefits in the event of a termination of Mr. Stanton’s employment (i) due to his death or disability, (ii) by Mr. Stanton for good reason, by the Company without cause, or upon a non-renewal of the term of employment by the Company at the completion of the initial two-year term of employment, (iii) due to Mr. Stanton’s retirement (age 65 or age 55 and ten years of service) or (iv) in the event of a termination of employment by the Company without cause or by Mr. Stanton for good reason within two years following a change of control of the Company (excluding the Business Combination), subject to his execution and non-revocation of a release of claims in the Company’s favor and his compliance with confidentiality, non-competition, non-solicitation, non-disparagement and other covenants, all as more specifically provided for in the Employment Agreement.

64	2026 Proxy Statement

Mr. Dopfer’s and Dr. Glingener’s Service Agreements

Under the terms of their service agreements with Adtran Networks, Mr. Dopfer was and Dr. Glingener is eligible for specified termination payments and benefits in the event of a termination of employment due to death, illness, or inability to work as more specifically provided for in the service agreements.

On March 6, 2025, the Company and Mr. Dopfer agreed that Mr. Dopfer would no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer, effective March 10, 2025. Upon the execution of a settlement agreement in May 2025, Mr. Dopfer resigned from all of his positions with the Company and was released from his duties under his service agreement; however, the service agreement remained in force until its termination on November 30, 2025. Mr. Dopfer continued to receive his base salary through December 31, 2025. In addition, Mr. Dopfer's unvested RSUs and stock options continued to vest, and he remained eligible to earn his market-based PSUs and performance-based PSUs, through November 30, 2025, and all such equity awards that remained unvested or unearned, as applicable, as of November 30, 2025 were forfeited. Mr. Dopfer's short-term cash bonus under the VICC for 2025 was forfeited.

Potential Payments for NEOs Who Remain Employed with the Company

The following tables set forth the potential benefits payable to the NEOs (other than Mr. Dopfer) pursuant to the arrangements described above, assuming a termination of employment or a change of control had occurred on December 31, 2025. The tables do not include: (i) compensation or benefits previously earned by the NEOs and paid or equity incentive awards that were already fully vested prior to December 31, 2025; (ii) the amounts payable under the Deferred Compensation Plan that are disclosed in the table titled “Nonqualified Deferred Compensation in 2025” above; or (iii) the value of any benefits (such as retiree health coverage, life insurance and disability coverage) provided on the same basis to substantially all other employees.

Additional information applicable to all of the tables quantifying potential benefits for the NEOs includes:

•
Values of Dr. Glingener’s cash severance payments are expressed in U.S. dollars and have been converted using the average Euro to U.S. dollar foreign currency exchange rate for 2025, or 1.0901.
•
Values of equity-related benefits have been determined based on the closing price of the Company’s common stock on Nasdaq on December 31, 2025, the last trading day of 2025 ($8.69), multiplied by the number of applicable shares.

65	2026 Proxy Statement

Potential Benefits Upon a Termination by the Company Without Cause or by the NEO for Good Reason

In the event of a termination of Mr. Stanton’s employment by the Company without “Cause” or by Mr. Stanton for “Good Reason” on December 31, 2025, he would have been entitled to the following:

•
The amount of cash severance represents the actual cash bonus that he earned for the 2025 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement. The cash payments due to Mr. Stanton upon such a termination event also include the value of (y) eighteen (18) months of reimbursements paid by the Company to Mr. Stanton for COBRA premiums paid by Mr. Stanton for such medical, dental and/or vision continuation coverage, during which time he would be subject to certain restrictive covenants as set forth in his Employment Agreement, and (z) an additional eighteen (18) months of COBRA reimbursements that will be paid in four (4) installments over such time period, which assumes Mr. Stanton has not become eligible for similar coverage from another source (collectively, the “COBRA Payments”).
•
In the event of the Company’s delivery of a non-renewal notice on December 31, 2025, Mr. Stanton would be entitled to receive his outstanding PSUs based on actual performance and paid in accordance with the timing specified in the applicable award agreement.
•
The amount of his time-based RSUs represents the value of the full acceleration of vesting of Mr. Stanton’s unvested RSUs.

In the event of a termination of Mr. Santo's service by the Company without “Cause” or by him for “Good Reason” on December 31, 2025, Mr. Santo would be entitled to a severance payment equal to twelve months of his base salary. In the event of a termination of Mr. Wilson’s service by the Company without “Cause” or by him for “Good Reason” on December 31, 2025, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2025 but not yet paid as of December 31, 2025. In the event of a termination of Dr. Glingener’s service by the Company without “Cause” or by him for “Good Reason” on December 31, 2025, Dr. Glingener would have been entitled to the actual cash bonus that he earned for the 2025 performance period, as well as his base salary through the end of the term of his service agreement.

Upon a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” on December 31, 2025, the NEOs (other than Mr. Stanton) would not have been entitled to (i) any of their outstanding PSUs or (ii) accelerated vesting of their unvested time-based RSUs or unvested stock options.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Thomas R. Stanton	2,962,372	2,456,763	2,614,703	—	8,033,838

Timothy Santo	460,000	—	—	—	460,000

James D. Wilson, Jr.	14,430	—	—	—	14,430

Christoph Glingener	461,598	—	—	—	461,598

(1)
The sum of the components may not equal the total due to rounding.

66	2026 Proxy Statement

Potential Benefits Upon a Termination Due to Death

In the event of a termination of Mr. Stanton’s employment due to death on December 31, 2025, he would have been entitled to the following:

•
The amount of cash severance represents the actual cash bonus that he earned for the 2025 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement.
•
The amount of his PSUs represents a pro rata portion of his outstanding PSUs based on target level of achievement (issuable within seventy (70) days following such event).
•
The amount of his time-based RSUs represents the value of the full acceleration of vesting of Mr. Stanton’s unvested RSUs.

In the event of a termination of Mr. Santo's employment due to death on December 31, 2025, Mr. Santo would not have been entitled to cash severance. In the event of a termination of Mr. Wilson’s employment due to death on December 31, 2025, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2025 but not yet paid as of December 31, 2025. In the event of a termination of Dr. Glingener’s employment due to death on December 31, 2025, Dr. Glingener would have been entitled to the following: (i) cash severance in an amount equal to three (3) months of continued payment of his base salary and (ii) the actual cash bonus that he earned for the 2025 performance period, as he is entitled to a pro rata portion of his outstanding bonus based on the actual attainment of performance goals under his service agreement.

Upon a termination of employment due to death on December 31, 2025, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding market-based PSUs based on 25% of the target level of achievement, (ii) accelerated vesting of their unvested restricted stock units granted after October 2024, and (iii) accelerated vesting of their unvested stock options. Since the performance period ended for the 2023 Long-Term Financial Plan PSUs on December 31, 2025 and the performance threshold was not achieved, the NEOs would not have been entitled to any portion of such awards upon a termination of employment due to death on December 31, 2025. The value of the unvested stock options is based on the difference between the closing price of our common stock on Nasdaq on December 31, 2025 ($8.69) and the exercise price of the applicable stock options. No value is included for unvested stock options that were underwater as of December 31, 2025.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Thomas R. Stanton	2,884,000	1,426,868	2,614,703	—	6,925,571

Timothy Santo	—	11,630	177,658	—	189,288

James D. Wilson, Jr.	14,430	44,498	123,085	—	182,013

Christoph Glingener	570,606	40,604	120,539	—	731,749

(1)
The sum of the components may not equal the total due to rounding.

67	2026 Proxy Statement

Potential Benefits Upon a Termination Due to Disability or Inability to Work

In the event of a termination of Mr. Stanton’s employment due to disability on December 31, 2025, he would have been entitled to the same compensation and benefits as if his employment was terminated due to death, as well as the COBRA Payments. Additionally, his PSUs would be issuable following the applicable performance period (instead of within seventy (70) days following his termination of employment).

In the event of a termination of Mr. Santo's employment due to disability or inability to work on December 31, 2025, Mr. Santo would not be entitled to cash severance. In the event of a termination of Mr. Wilson’s employment due to disability or inability to work on December 31, 2025, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2025 but not yet paid as of December 31, 2025. In the event of a termination of Dr. Glingener’s service due to disability or inability to work on December 31, 2025, Dr. Glingener would have been entitled to six (6) months of continued payment of his base salary and a bonus if the Adtran Networks supervisory board resolves to grant such bonus. Additionally, if the Professional Accident Association in Germany is obligated to pay benefits to Dr. Glingener, his Employment Agreement provides that he will receive such portion of his monthly salary as secures his former net income.

Upon a termination of employment due to disability on December 31, 2025, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding market-based PSUs based on 25% of the target level of achievement, (ii) accelerated vesting of their unvested restricted stock units granted after October 2024, and (iii) accelerated vesting of their unvested stock options. Since the performance period ended for the 2023 Long-Term Financial Plan PSUs on December 31, 2025 and the performance threshold was not achieved, the NEOs would not have been entitled to any portion of such awards upon a termination of employment due to disability on December 31, 2025. The value of the unvested stock options is based on the difference between the closing price of our common stock on Nasdaq on December 31, 2025 ($8.69) and the exercise price of the applicable stock options. No value is included for unvested stock options that were underwater as of December 31, 2025.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Thomas R. Stanton	2,962,372	1,426,868	2,614,703	—	7,003,943

Timothy Santo	—	11,630	177,658	—	189,288

James D. Wilson, Jr.	14,430	44,498	123,085	—	182,013

Christoph Glingener	218,015	40,604	120,539	—	379,158

(1)
The sum of the components may not equal the total due to rounding.

68	2026 Proxy Statement

Potential Benefits Upon a Termination Due to Retirement

In the event of a termination of Mr. Stanton’s employment due to retirement on December 31, 2025, he would have been entitled to the compensation and benefits listed below. Mr. Stanton is eligible for retirement when he is either (i) 65 years of age or (ii) 55 years of age and has been continuously employed by the Company (or any of its predecessor companies or subsidiaries) for at least ten (10) years.

•
The amount of cash severance represents the actual cash bonus that he earned for the 2025 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement. The cash payments due to Mr. Stanton upon such a termination event also include the COBRA Payments.
•
Mr. Stanton's outstanding PSUs based on actual performance and paid in accordance with the timing specified in the applicable award agreement.
•
The amount of his time-based RSUs represents the value of the full acceleration of vesting of Mr. Stanton’s unvested RSUs.

In the event of a termination of Mr. Santo's employment due to retirement on December 31, 2025, Mr. Santo would not have been be entitled to cash severance. In the event of a termination of Mr. Wilson's employment due to retirement on December 31, 2025, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2025 but not yet paid as of December 31, 2025. In the event of a termination of Dr. Glingener’s employment due to retirement on December 31, 2025, Dr. Glingener would have been entitled to the actual cash bonus that he earned for the 2025 performance period.

Upon a termination of employment due to retirement on December 31, 2025, the NEOs (other than Mr. Stanton) would not have been entitled to (i) any of their outstanding PSUs or (ii) accelerated vesting of their unvested time-based RSUs or unvested stock options.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Thomas R. Stanton	2,962,372	2,456,763	2,614,703	—	8,033,838

Timothy Santo	—	—	—	—	—

James D. Wilson, Jr.	14,430	—	—	—	14,430

Christoph Glingener	461,598	—	—	—	461,598

(1)
The sum of the components may not equal the total due to rounding.

69	2026 Proxy Statement

Potential Benefits Upon a Change of Control

Pursuant to Mr. Stanton’s Employment Agreement, he is not entitled to any compensation or benefits upon a change of control unless, within 24 months following the change of control, a termination by the Company without cause or by Mr. Stanton for good reason occurs.

In the event of a change of control of the Company on December 31, 2025, each of the NEOs (other than Mr. Stanton) would have been entitled to the actual cash bonus that he earned for the 2025 performance period. Additionally, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2025 but not yet paid as of December 31, 2025.

Upon a change of control of the Company on December 31, 2025, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding market-based PSUs based on 25% of the target level of achievement (with respect to awards granted prior to October 2024) and (iii) accelerated vesting of their unvested time-based RSUs and unvested stock options (with respect to awards granted prior to October 2024). Since the performance period ended for the 2023 Long-Term Financial Plan PSUs on December 31, 2025 and the performance threshold was not achieved, the NEOs would not have been entitled to any portion of such awards upon a change of control of the Company on December 31, 2025. The value of the unvested stock options is based on the difference between the closing price of our common stock on Nasdaq on December 31, 2025 ($8.69) and the exercise price of the applicable stock options. No value is included for unvested stock options that were underwater as of December 31, 2025.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Thomas R. Stanton	—	—	—	—	—

Timothy Santo	449,162	—	—	—	449,162

James D. Wilson, Jr.	348,209	34,915	113,401	—	496,525

Christoph Glingener	461,598	31,220	111,628	—	604,446

(1) The sum of the components may not equal the total due to rounding.

70	2026 Proxy Statement

Potential Benefits Upon a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change of Control

The amounts presented in the following table assume that a termination by the Company without cause or by the NEO for good reason occurred on December 31, 2025, in connection with a change of control occurring no more than 24 months before such date. The NEOs other than Mr. Stanton would have been eligible for certain compensation and benefits in connection with the change of control, and, except as noted below, those compensation and benefits are reflected in the table immediately above.

In the event of such a termination, Mr. Stanton would have been entitled to the following:

•
The amount of cash severance represents (i) an amount equal to three (3) times the sum of Mr. Stanton’s base salary and target bonus for the year in which the termination occurred, payable in a lump sum within seventy (70) days following the date of such termination, and (ii) the actual cash bonus that he earned for the 2025 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement. The cash payments due to Mr. Stanton upon such a termination event also include the COBRA Payments.
•
The amount of his PSUs represents the issuance of his outstanding PSUs based on target level of achievement.
•
The amount of his time-based RSUs represents the value of the full acceleration of vesting of Mr. Stanton’s unvested RSUs.

In the event of a termination of employment by the Company without cause or by Mr. Santo for good reason on December 31, 2025 following a change of control, Mr. Santo would have been entitled to a severance payment equal to twelve months of his base salary. In the event of a termination of Mr. Wilson's employment by the Company without cause or by Mr. Wilson for good reason on December 31, 2025 following a change of control, Mr. Wilson would not have been entitled to cash severance. In the event of a termination of Dr. Glingener’s employment by the Company without cause or by Dr. Glingener for good reason on December 31, 2025 following a change of control, Dr. Glingener would be entitled to continued payment of his base salary through the end of his service agreement.

In the event of a termination of an NEO's employment by the Company without cause or by an NEO for good reason on December 31, 2025 following a change of control, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding market-based PSUs based on the higher of actual number of PSUs earned for the performance period through the date of termination or the target number of PSUs granted (with respect to awards granted after October 2024) and (ii) accelerated vesting of their unvested time-based RSUs (with respect to awards granted after October 2024).

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Thomas R. Stanton	10,378,372	2,456,763	2,614,703	—	15,449,838

Timothy Santo	460,000	46,522	177,658	—	684,180

James D. Wilson, Jr.	—	38,331	123,085	—	161,416

Christoph Glingener	436,030	37,538	120,539	—	594,107

(1)
The sum of the components may not equal the total due to rounding.

71	2026 Proxy Statement

Actual Payments Received by NEO Who Is No Longer Employed by the Company

The following table sets forth the actual amounts that Mr. Dopfer received upon his departure from the Company, as described below.

Mr. Dopfer agreed to no longer serve as the Company’s Chief Financial Officer, Secretary, Treasurer and principal accounting officer effective March 10, 2025; however, he remained employed by the Company and continued to serve as a management board member of Adtran Networks until the execution of a settlement agreement in May 2025. Pursuant to the terms of the settlement agreement, Mr. Dopfer continued to receive his base salary through December 31, 2025. The cash severance set forth in the table below reflects the salary paid to Mr. Dopfer from March 10, 2025 through December 31, 2025. In addition, Mr. Dopfer's unvested RSUs and stock options continued to vest, and he remained eligible to earn his market-based PSUs and performance-based PSUs, through November 30, 2025, and all such equity awards that remained unvested or unearned, as applicable, as of November 30, 2025 were forfeited. Moreover, Mr. Dopfer's short-term cash bonus under the VICC for 2025 was forfeited. The service agreement remained in force until its termination on November 30, 2025.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)(1)

Ulrich Dopfer	342,834	—	67,749	—	410,583

(1)
The sum of the components may not equal the total due to rounding.

72	2026 Proxy Statement

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment based on: (4)
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income (5) ($ Millions)	Adjusted EBIT (6) ($ Millions)
2025	7,683,726	6,512,255	1,134,936	993,698	62.59	117.28	(36.2)	51.7
2024	3,819,284	3,722,509	754,455	842,050	60.00	104.62	(450.1)	(2.9)
2023	5,845,063	(3,437,020)	1,291,473	(349,239)	52.87	92.14	(261.9)	(9.9)
2022	10,467,712	9,153,853	1,110,338	1,053,973	131.83	80.59	(8.9)	52.2
2021	4,515,356	6,565,639	1,155,022	1,381,134	157.43	106.15	(8.6)	11.3

(1)
The PEO for each year presented was Thomas R. Stanton. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2025	2024	2023	2022	2021
Timothy Santo	Ulrich Dopfer	Ulrich Dopfer	Michael K. Foliano	Michael K. Foliano
James D. Wilson, Jr.	James D. Wilson, Jr.	James D. Wilson, Jr.	James D. Wilson, Jr.	James D. Wilson, Jr.
Christoph Glingener	Christoph Glingener	Christoph Glingener	Ronald D. Centis	Ronald D. Centis
Ulrich Dopfer		Michael K. Foliano	Raymond Harris	Raymond Harris
Christoph Glingener

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Thomas R. Stanton ($)	Exclusion of Stock Awards for Thomas R. Stanton ($)	Inclusion of Equity Values for Thomas R. Stanton ($)	Compensation Actually Paid to Thomas R. Stanton ($)

2025	7,683,726	(3,763,041)	2,591,570	6,512,255
2024	3,819,284	(2,130,975)	2,034,200	3,722,509
2023	5,845,063	(4,918,164)	(4,363,919)	(3,437,020)

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	1,134,936	(355,486)	214,248	993,698
2024	754,455	(187,356)	274,951	842,050

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Thomas R. Stanton ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Thomas R. Stanton ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Thomas R. Stanton ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Thomas R. Stanton ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Thomas R. Stanton ($)	Total - Inclusion of Equity Values for Thomas R. Stanton ($)

2025	2,520,425	(49,637)	—	120,782	—	2,591,570
2024	2,128,124	110,113	—	(204,037)	—	2,034,200
2023	1,346,597	(4,573,766)	—	(1,136,750)	—	(4,363,919)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	221,884	2,340	—	(9,976)	—	214,248
2024	234,284	40,823	—	(156)	—	274,951

(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ Telecommunications Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Telecommunications Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
Values for Net Income for fiscal years 2024 and 2023 reflect the restatement of prior period financial statements.
(6)
We determined Adjusted EBIT to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. Adjusted EBIT is a non-GAAP measure. More information on Adjusted EBIT can be found in “Elements of 2025 Executive Compensation—Short-Term Cash Incentives—2025 Bonus Program” above. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR of the Company over the five most recently completed fiscal years, and the NASDAQ Telecommunications Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
10
8
6
4
2
0
-2
-4
-6
TSR (12/31/2020 Indexed to $100)
$160
$120
$80
$40
$0
100.00
100.00
157.43
106.15
6.6
1.4
9.2
131.83
80.59
1.1
92.14
52.87
-3.4
-0.3
104.62
60.00
3.7
0.8
117.28
62.59
6.5
1.0
2020
2021
2022
2023
2024
2025
Fiscal Year
Thomas R. Stanton Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
ADTRAN Inc. TSR
NASDAQ Telecommunciation Index TSR

75	2026 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

76	2026 Proxy Statement

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBIT

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Adjusted EBIT during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBIT
Compensation Actually Paid ($ Millions)
Adjusted EBIT ($ Millions)
10
8
6
4
2
0
-2
-4
-6
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
6.6
1.4
11.3
9.2
52.2
1.1
-3.4
-0.3
-9.9
3.7
0.8
-2.9
6.5
1.0
51.7
2021
2022
2023
2024
2025
Fiscal Year
Thomas R. Stanton Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBIT ($ Millions)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Adjusted EBIT
Gross Margin
Relative TSR

77	2026 Proxy Statement

Pay Ratio

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Stanton, our CEO. For 2025, our last completed fiscal year:

•
the median of the annual total compensation of all employees of our Company (other than our CEO) was $90,692; and
•
the total compensation of our CEO in 2025, as reported in the “Total” column for 2025 of the Summary Compensation Table on page 52, was $7,683,726.

Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 85 to 1. Below is a description of the methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee. We believe that this information is useful to put into context the ratio comparing the annual total compensation of the median employee in our Company with the annual total compensation of our CEO.

We determined that, as of December 31, 2025, our employee and service provider population, full and part time, consisted of approximately 3,270 individuals working at the Company and our consolidated subsidiaries. Given our global business, our workforce is distributed among a number of countries and regions. Of those, approximately 35% of these employees are located in the United States.

We measured compensation using the 12-month period ended December 31, 2025. Our compensation programs vary from region to region and, among our various consolidated subsidiaries in each region, from country to country. Our employees are compensated on either a salaried basis or an hourly basis. In addition, some employees receive equity incentive awards, sales incentives and/or bonuses. We included salary or hourly wages, as applicable, as well as any equity incentive awards granted, and bonuses and sales incentives earned for 2025 in our measurement to determine the median of the annual total compensation of all our employees.

Our workforce includes a number of part-time employees and service provider/contractor employees. In making our determination of the median employee, we did not annualize the compensation of part-time employees, or employees who were hired in 2025 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of December 31, 2025.

Using this methodology, we determined that the median employee was a full-time, salaried employee located in the United States. With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and added an estimated amount for non-discriminatory health and welfare benefits, resulting in annual total compensation of $90,692. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2025 of the Summary Compensation Table appearing on page 52 and added an estimate for non-discriminatory health and welfare benefits.

Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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2025 Director Compensation

The table below sets forth information regarding compensation paid to our non-employee directors for 2025.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
H. Fenwick Huss	145,000	120,000	—	265,000
Gregory McCray	90,000	120,000	—	210,000
Balan Nair	90,000	120,000	—	210,000
Jacqueline H. Rice	105,000	120,000	—	225,000
Nikos Theodosopoulos	110,000	120,000	—	230,000
Kathryn A. Walker	105,000	120,000	—	225,000

(1)
At all times during 2025, Mr. Stanton was an employee of the Company and was not compensated separately for his service on the Company’s Board. The compensation received by Mr. Stanton as an employee of the Company is shown in the Summary Compensation Table on page 52.

(2)
These amounts represent the aggregate grant date fair value of 13,809 shares of time-based restricted stock granted to each of the Company’s non-employee directors on December 31, 2025. The grant date fair value is computed in accordance with the Stock Compensation Topic of the FASB ASC. Each of Dr. Huss, Messrs. McCray, Nair, and Theodosopoulos, and Mses. Rice and Walker held 13,809 shares of unvested time-based restricted stock following the grant on December 31, 2025.

In 2025, each of our non-employee directors received an annual cash retainer of $90,000 for service as a director, payable quarterly in advance. The Lead Director received an additional $30,000, the chairperson of the Audit Committee received an additional $25,000, the chairperson of the Compensation Committee received an additional $20,000, and the chairperson of each of the Nominating and Corporate Governance Committee and the Sustainability Committee received an additional $15,000. Such amounts are pro-rated based on the actual length of service in these positions during 2025. Directors who are employees of the Company receive no directors’ fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

Our non-employee directors were entitled to participate in the 2024 Directors Plan, which our stockholders approved at the 2024 Annual Meeting of Stockholders. Upon initially joining the Board, a new director will receive an initial award equal to 50% of the value of the annual equity grant made in the calendar year prior to the calendar year in which the new director joins the Board, or a lesser amount as determined in the discretion of our Board. The initial grant will be in addition to any annual grant. Grants under the 2024 Directors Plan are in the form of restricted stock unless our Board (upon recommendation from the Compensation Committee) determines to grant awards in the form of RSUs or nonqualified stock options.

Awards granted under the 2024 Directors Plan (whether in the form of restricted stock, RSUs or nonqualified stock options) vest in full on the first anniversary of the grant date, unless the vesting schedule is varied by the Compensation Committee in the director’s award agreement. Any cash dividends paid on the Company’s common stock during the restricted period are credited to the director’s account and paid in additional shares at the time of vesting. Unvested shares of restricted stock vest immediately upon a change of control of the Company or if the director’s service is terminated due to death or disability. In the event of a director’s “separation from service,” such director’s rights with regard to all unvested shares of restricted stock cease immediately. The Compensation Committee may in its discretion accelerate the vesting of the unvested restricted stock or permit continued vesting on the vesting schedule set forth in the award agreement.

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Certain Relationships and

Related Party Transactions

Policies and Procedures for Review and Approval of Related Party Transactions

We may occasionally enter into or participate in transactions with certain “related parties.” Related parties include our executive officers, directors, director nominees, and 5% or more beneficial owners of our common stock, as well as the immediate family members and primary business affiliations of these persons. We refer to transactions with these related parties as “related party transactions.” We have a written policy regarding the review and approval of related party transactions. In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must approve or ratify all transactions that exceed or are reasonably expected to exceed $120,000 in any calendar in which related parties have an interest. Only those members of the Audit Committee who are disinterested with respect to the related party transaction under consideration may participate in its review, consideration or approval. After review, the Audit Committee approves or disapproves such transaction based upon whether it is an “arm’s length” transaction on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally and is in the best interest of the Company and its stockholders.

Related Person Transactions Entered into by the Company

Since January 1, 2025, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of those persons, to file with the SEC initial reports of their ownership of our common stock and subsequent reports of changes in that ownership. Copies of these reports must also be provided to the Company. Based solely on our review of the copies of these reports received by us and on information provided by the reporting persons, we believe that, during the fiscal year ended December 31, 2025, all reports required to be filed during such year were filed on a timely basis.

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Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of Adtran’s financial reporting. Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available in the “Governance” section of our website at https://investors.adtran.com.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2025. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has actively reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting (including management’s evaluation of identified control deficiencies and management’s program for remediation of those deficiencies) and PricewaterhouseCoopers LLP’s report thereon, both of which are included in the Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communication of PricewaterhouseCoopers LLP with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

AUDIT COMMITTEE

H. Fenwick Huss, Chairman
Gregory J. McCray
Jacqueline H. Rice
Nikos Theodosopoulos

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Proposal 2

Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law

and to Make Certain Other

Changes to Section 7.1 Thereof

We are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Existing Charter”) to provide for the elimination of monetary liability (i.e., exculpation) of certain officers of the Company in the limited circumstances permitted under Delaware law and to make certain additional changes to Section 7.1 of the Amended and Restated Certificate of Incorporation.

The State of Delaware, our state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. Specifically, Section 102(b)(7) of the Delaware General Corporate Law (“DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers, or exculpation, for direct claims brought by stockholders for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) “named executive officers” identified in the corporation’s SEC filings; and (iii) other individuals who have agreed to be identified as officers of the corporation for the purposes of accepting service of process.

Section 102(b)(7) of the DGCL, as amended, only permits, and this Proposal 2 would only permit, the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, this Proposal 2 would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Existing Charter currently provides for the exculpation of directors, but it does not include a provision that allows for the exculpation of officers.

Further, the director indemnification language in Section 7.1 of the Existing Charter currently reflects the indemnification limitations set forth in former DGCL Section 102(b)(7) subsections (i)-(iv). In order to limit the need for future amendments to the charter in the event of further changes to the law, this Proposal 2 would streamline Section 7.1 by removing the language mirroring the subsections of DGCL Section 102(b)(7) and simply providing for director and officer exculpation to the fullest extent permitted by law. This Proposal 2 would additionally amend the Existing Charter to provide that if the DGCL is later amended to authorize further elimination or reduction of the personal liability of directors or officers, then the liability of a director or officer of the Company will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

83	2026 Proxy Statement

Finally, the Existing Charter currently provides that any repeal or modification of Section 7.1 by the stockholders of the Company shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. This Proposal 2 would amend the Existing Charter in order to enhance this language. Specifically, it would provide that no subsequent amendment, repeal or elimination of Section 7.1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with Section 7 .1, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such amendment, repeal, elimination or adoption of such an inconsistent provision.

Rationale for the Amendment and Factors to Consider

Our Board believes that it is important to provide protection from certain liabilities and expenses in order to attract and retain officers. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. In the absence of the proposed amendment to the Existing Charter, candidates might be deterred from serving as officers due to exposure to personal liability in an environment with increasing litigation and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Since the amendment to DGCL Section 102(b)(7) in 2022, over six hundred Delaware corporations have adopted officer exculpation provisions substantively identical to that proposed. We expect other Delaware companies to do the same in the near future. Failing to adopt this Proposal 2 could impact our recruitment and retention of officer candidates.

Our Board also took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of our officers that would be impacted and the benefits our Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including the ability to further enable our officers to best exercise their business judgment in furtherance of the best interests of stockholders without the potential for distraction posed by the risk of personal liability. Further, our Board took into account the benefit of reducing the need for further charter amendments in the future in the event of additional changes to DGCL Section 102(b)(7). After weighing these considerations, our Board approved and declared it advisable to adopt, subject to stockholder approval, the proposed amendment to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law and to make the additional changes described herein.

The description above is qualified in its entirety by reference to the text of the Certificate of Amendment attached as Appendix B to this Proxy Statement.

The Board of Directors unanimously recommends a vote “For” approval of the Amendment to the Amended and Restated Certificate of Incorporation.

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Proposal 3

Advisory Vote Regarding Compensation of

Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2029.

As described in detail in the Compensation Discussion and Analysis, we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the Compensation Discussion and Analysis, the Compensation Committee intends to continue to place an emphasis on performance-based compensation. We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and narrative disclosures.”

While this “say-on-pay” vote is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors unanimously recommends a vote “For” approval of the “Say-on-Pay” proposal.

85	2026 Proxy Statement

Proposal 4

Ratification of Appointment of Independent

Registered Public Accounting Firm

The Audit Committee of the Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board has directed that such appointment be submitted to our stockholders for ratification at the 2026 Annual Meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1986 and is considered by our Audit Committee to be well qualified. Stockholder ratification of the appointment is not required under the laws of the State of Delaware or any other laws, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. However, the outcome of this proposal is non-binding and advisory in nature.

Representatives of PricewaterhouseCoopers LLP will participate in the 2026 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

86	2026 Proxy Statement

Principal Accountant Fees and Services

Audit and Non-Audit Fees

The aggregate fees and expenses paid or accrued by the Company for professional services rendered by PricewaterhouseCoopers LLP and its affiliates for the fiscal years ended December 31, 2025 and 2024 are set forth below.

	2025	2024
Audit Fees	$4,513,755	$3,561,741
Audit-Related Fees	—	482,500
Tax Fees	158,206	233,261
All Other Fees	2,000	2,000
Total	$4,673,961	$4,279,502

Audit Fees. Audit Fees for the last two years were for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements. The amount billed in 2025 includes professional services rendered for the restatement of the Company's historical financial statements and financial information as described in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on May 20, 2025.

Audit-Related Fees. The Company did not incur any Audit-Related Fees during 2025. Audit-Related Fees for 2024 were for due diligence services.

Tax Fees. Tax Fees in 2025 and 2024 related to tax compliance services. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

All Other Fees. All Other Fees for 2025 and 2024 were fees for other permissible work performed by PricewaterhouseCoopers LLP that does not meet the above category descriptions, such as the firm’s Disclosure Checklist tool. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by PricewaterhouseCoopers LLP. The policy: (1) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; (2) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed; and (3) sets forth pre-approval requirements for all permitted services.

Under the policy, a schedule is presented annually to the Audit Committee outlining the types of audit-related, tax and other services (other than audit services) that are likely to be performed during the year. The Audit Committee, based upon the guidelines in the policy, selects the services from that schedule that will be generally pre-approved and attaches the list as an appendix to the policy. The Audit Committee then sets an annual aggregate fee limitation for all of these generally pre-approved services. For fiscal year 2025, that limit was set at $100,000. Any fees for the generally

87	2026 Proxy Statement

pre-approved services that exceed this aggregate fee limit must be specifically pre-approved by the Audit Committee. In addition, any services not on the list of general pre-approved services must be specifically pre-approved. Consequently, one hundred percent of the services described in the table above for fiscal year 2025 were pre-approved by the Board.

Each member of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval, in the event that the full Audit Committee is not available. Any member of the Audit Committee who provides specific pre-approval must report such approval to the Committee at its next meeting. To ensure compliance with the policy, a detailed report outlining all fees incurred year-to-date for services provided by PricewaterhouseCoopers LLP is presented to the Audit Committee on a quarterly basis.

88	2026 Proxy Statement

Stockholders’ Proposals for 2027

Annual Meeting of Stockholders

Pursuant to Rule 14a‑8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2027 Annual Meeting must provide timely written notice of the proposal to us at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806, along with proof of ownership of our stock in accordance with Rule 14a‑8(b)(2). The Company must receive the proposal by November 27, 2026, for possible inclusion in the proxy statement. If the date of the 2027 Annual Meeting changes by more than 30 days from May 13, 2027, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2027 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2027 Annual Meeting. The Company will determine whether to include a proposal in the 2027 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

In addition, under our Bylaws, any stockholder of record intending to nominate a candidate for election to the Board or to propose any business at the 2027 Annual Meeting must give timely written notice to us at our executive offices in Huntsville, Alabama. A nomination or proposal for the 2027 Annual Meeting will be considered timely if it is received no earlier than January 13, 2027, and no later than February 12, 2027. If the date of the 2027 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from May 13, 2027, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2027 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. In no event shall the adjournment or postponement of the 2027 Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice with respect to a nomination or proposal for the 2027 Annual Meeting. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2027 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are available in the “Governance” section of our website at https://investors.adtran.com. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

89	2026 Proxy Statement

Other Matters That May Come

Before the Annual Meeting

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters which will be presented for consideration at the 2026 Annual Meeting other than those specified herein and referred to in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matter should be properly presented for consideration and voting during the 2026 Annual Meeting or any adjournment thereof, the persons named as proxies herein intend to vote the shares represented by all valid proxies in accordance with their judgment of what is in the best interest of the Company.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 or reach them in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806 or by calling the Company at (256) 963-8000.

90	2026 Proxy Statement

Appendix A

Non-GAAP Financial Measures

Reconciliation

Set forth in the tables below are reconciliations of gross profit, gross margin, and operating expenses, in each case as reported based on generally accepted accounting principles in the United States ("GAAP") , to non-GAAP gross profit, non-GAAP gross margin, and non-GAAP operating expenses. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations, stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, and goodwill impairments. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of the ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

A-1	2026 Proxy Statement

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Total Revenue	$1,083,807	$922,720

Cost of Revenue	$668,852	$598,556
Acquisition-related expenses, amortization and adjustments (1)	(40,534)	(40,497)
Stock-based compensation expense	(986)	(1,142)
Restructuring expenses (2)	—	(14,580)
Integration expenses (3)	—	19
Non-GAAP Cost of Revenue	$627,332	$542,356

Gross Profit	$414,955	$324,164
Non-GAAP Gross Profit	$456,475	$380,364

Gross Margin	38.3%	35.1%
Non-GAAP Gross Margin	42.1%	41.2%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks, which bonus program was completed as of December 31, 2024.

A-2	2026 Proxy Statement

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31, 2025		December 31, 2024
Operating Expenses	$430,551		$751,729
Acquisition-related expenses, amortization and adjustments (1)	(8,127)	(2)	(22,462)	(9)
Stock-based compensation expense	(9,076)	(3)	(12,810)	(10)
Restructuring expenses (4)	284	(5)	(30,101)	(11)
Integration expenses (6)	—		(1,930)	(12)
Deferred compensation adjustments (7)	(3,023)		(3,808)
Goodwill impairment	—		(297,353)	(13)
Professional fees and other expenses	(5,835)	(8)	—
Non-GAAP Operating Expenses	$404,774		$383,265

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $6.4 million is included in selling, general and administrative expenses and $1.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $6.0 million is included in selling, general and administrative expenses and $3.1 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(5) Includes a true-up of expenses on the condensed consolidated statements of loss for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(6) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks, which was completed as of December 31, 2024.

(7) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(8) $5.8 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and a related SEC inquiry, a provision in connection with a potential 401(k) plan corrective action, employee exit costs and fees relating to other one-time professional fees and business expenses.

(9) Includes $17.6 million of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $4.9 million of legal and advisory fees related to a potential strategic transaction which are included in selling, general and administrative expenses on the condensed consolidated statements of loss.

(10) $9.0 million is included in selling, general and administrative expenses and $3.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(11) $9.1 million is included in selling, general and administrative expenses and $21.0 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024. The Business Efficiency Program was completed as of December 31, 2024.

(12) $1.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(13) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

A-3	2026 Proxy Statement

Appendix B

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADTRAN HOLDINGS, INC.

ADTRAN Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST: The name of the Corporation is ADTRAN Holdings, Inc.

SECOND: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”), declaring such amendment advisable and that such amendment be submitted to the stockholders of the Corporation for their consideration at the next annual meeting of stockholders.

THIRD: The following amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: Section 7.1 of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Section 7.1. Limitation of Liability. To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

No amendment, repeal or elimination of this Section 7.1, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section 7.1, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal, elimination or adoption of such an inconsistent provision.

FOURTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment shall become effective upon filing.

B-1	2026 Proxy Statement

IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation has been executed by a duly authorized officer on this ___ day of ______, 2026.

ADTRAN Holdings, Inc.

By: ___________________________

Name:_________________________

Title:__________________________

B-2	2026 Proxy Statement

Adtran

ADTRAN HOLDINGS, INC
901 EXPLORER BOULEVARD
HUNTSVILLE, AL 35806

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 12, 2026 for shares held directly and May 10, 2026 for shares held in the Company's 401(k) plan (the "Plan"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADTN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 12, 2026 for shares held directly and May 10, 2026 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than May 12, 2026 for shares held directly and May 10, 2026 for shares held in the Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87793-P42475 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ADTRAN HOLDINGS, INC.

The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas R. Stanton	☐	☐	☐
1b. H. Fenwick Huss	☐	☐	☐
1c. Gregory J. McCray	☐	☐	☐
1d. Jacqueline H. Rice	☐	☐	☐
1e. Nikos Theodosopoulos	☐	☐	☐
1f. Kathryn A. Walker	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Vote to approve the amendment of the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law and to make certain other changes to Section 7.1 thereof.	☐	☐	☐
3. Non-binding advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2026 Proxy Statement

In order to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/ADTN2026 and enter your 16-digit control number.

V87794-P42475

ADTRAN HOLDINGS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Thomas R. Stanton and Dana C. Crim, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Adtran Holdings, Inc. ("Adtran") which the undersigned is entitled to vote during the 2026 Annual Meeting of Stockholders of Adtran, to be held via live webcast on the Internet on Wednesday, May 13, 2026 at 10:30 a.m., Central Time, and at any and all adjournment thereof, as indicated on the reverse side hereof.

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" each director nominee in Proposal 1 and "FOR" each of Proposals 2, 3 and 4. **If any other business is presented during the Annual Meeting, this proxy card will be voted by the proxies in their best judgment.** At the present time, the Board of Directors knows of no other business to be presented during the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice of revocation to Dana C. Crim, Corporate Secretary of Adtran, by executing and delivering to Ms. Crim a duly executed proxy card bearing a later date, by subsequently voting by telephone or Internet, or by participating in and voting during the virtual Annual Meeting.

Continued and to be signed on reverse side

2026 Proxy Statement